UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant ☒        Filed by a party other than the Registrant ☐
Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

REV Group, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

January [ ], 2025

To our Stockholders:

You are cordially invited to attend the 2025 Annual Meeting of Stockholders of REV Group, Inc. at The Westin Detroit Metropolitan Airport hotel, 2501 Worldgateway Place, Detroit, MI 48242 on February 27, 2025 at 10:00 a.m. local time.

The matters expected to be acted upon at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Your vote is important. Please cast your vote as soon as possible over the Internet, by telephone, or by completing and returning the enclosed proxy card in the postage-prepaid envelope so that your shares are represented. Your vote will mean that you are represented at the Annual Meeting regardless of whether or not you attend in person. Returning the proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares in person.

We look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ Jean Marie Canan

Jean Marie “John” Canan

Chairman of the Board of the Directors

REV GROUP, INC.

245 S. EXECUTIVE DRIVE, SUITE 100

BROOKFIELD, WI 53005

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 27, 2025

to the stockholders of REV Group, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of REV Group, Inc., a Delaware corporation (the “Company”), will be held on February 27, 2025, at 10:00 a.m. local time, at The Westin Detroit Metropolitan Airport hotel, 2501 Worldgateway Place, Detroit, MI 48242 for the following purposes:

1.

to elect two directors as Class II directors of REV Group, Inc., each to serve for three years and until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal;

2.	to ratify the selection of RSM US LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2025;

3.	to approve, on an advisory basis, the compensation of our named executive officers;

4.	to approve an amendment to our amended and restated certificate of incorporation to eliminate supermajority voting provisions;

5.	to approve an amendment to our amended and restated certificate of incorporation to limit liability of officers as permitted by Delaware law;

6.	to approve an amendment to our amended and restated certificate of incorporation to add a federal forum selection provision;

7.	to approve an amendment to our amended and restated certificate of incorporation to eliminate inoperative provisions and implement certain other miscellaneous amendments; and

8.	to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. Only stockholders who owned common stock of the Company at the close of business on January 3, 2025 (the “Record Date”) can vote at this meeting or any adjournments that take place.

The Board of Directors recommends that you vote:

1.	FOR the election of the director nominees named in Proposal No. 1 of the Proxy Statement;

2.	FOR the ratification of the appointment of RSM US LLP, as the independent registered public accounting firm, as described in Proposal No. 2 of the Proxy Statement;

3.	FOR the approval, on an advisory basis, of the compensation of our named executive officers, as described in Proposal No. 3 of the Proxy Statement;

4.	FOR the approval of an amendment to our amended and restated certificate of incorporation to eliminate supermajority voting provisions, as described in Proposal No. 4 of the Proxy Statement;

5.

FOR the approval of an amendment to our amended and restated certificate of incorporation to limit liability of officers as permitted by Delaware law, as described in Proposal No. 5 of the Proxy Statement;

6.	FOR the approval of an amendment to our amended and restated certificate of incorporation to add a federal forum selection provision, as described in Proposal No. 6 of the Proxy Statement; and

7.

FOR the approval of an amendment to our amended and restated certificate of incorporation to eliminate inoperative provisions and implement certain other miscellaneous amendments, as described in Proposal No. 7 of the Proxy Statement.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, WE ENCOURAGE YOU TO READ THE ACCOMPANYING PROXY STATEMENT AND OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED OCTOBER 31, 2024, AND SUBMIT YOUR PROXY AS SOON AS POSSIBLE USING ONE OF THE THREE CONVENIENT VOTING METHODS DESCRIBED IN “INFORMATION ABOUT THE PROXY PROCESS AND VOTING” IN THE PROXY STATEMENT. IF YOU RECEIVE MORE THAN ONE SET OF PROXY MATERIALS OR NOTICE OF INTERNET AVAILABILITY BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE SIGNED AND SUBMITTED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 27, 2025

The Notice of Annual Meeting of Stockholders to be held on February 27, 2025, the accompanying Proxy Statement and the Company’s 2024 Annual Report on Form 10-K are available, free of charge, at www.edocumentview.com/REVG.

The Notice contains instructions on how to access our proxy materials and vote over the internet at www.investorvote.com/REVG and how stockholders can receive a paper copy of our proxy materials, including the accompanying Proxy Statement, a proxy card or voting instruction card and our fiscal year 2024 Annual Report on Form 10-K. At www.computershare.com/investor, stockholders can also request to receive future proxy materials in printed form by mail or electronically by email.

By Order of the Board of Directors

/s/ Mark A. Skonieczny

Mark A. Skonieczny

President and Chief Executive Officer

Brookfield, Wisconsin

January [ ], 2025

PAGE

Information About the Proxy Process and Voting	3
Proposal No. 1 Election of Directors	7
Proposal No. 2 Ratification of Selection of Independent Registered Public Accounting Firm	8
Proposal No. 3 Advisory Vote on the Compensation of Our Named Executive Officers	9
Proposal No. 4 Approval of Amendment to Amended and Restated Certificate of Incorporation to Eliminate Supermajority Voting Provisions	10
Proposal No. 5 Approval of Amendment to Amended and Restated Certificate of Incorporation to Limit Liability of Officers as Permitted by Delaware Law	12
Proposal No. 6 Approval of Amendment to Amended and Restated Certificate of Incorporation to Add a Federal Forum Selection Provision	13
Proposal No. 7 Approval of Amendment to Amended and Restated Certificate of Incorporation to Eliminate Inoperative Provisions and Implement Certain Other Miscellaneous Amendments	14
Corporate Governance	15
Certain Relationships and Related Person Transactions	22
Directors	24
Executive Officers	26
Executive Compensation	27
Other Compensation Information	45
Director Compensation	46
Security Ownership of Certain Beneficial Owners and Management	48
Report of the Audit Committee of the Board of Directors	50
Additional Information	51
Exhibit A Amendment to Amended and Restated Certificate of Incorporation to Eliminate Supermajority Voting Provisions	A-1
Exhibit B Amendment to Amended and Restated Certificate of Incorporation to Limit Liability of Officers as Permitted by Delaware Law	B-1
Exhibit C Amendment to Amended and Restated Certificate of Incorporation to Add a Federal Forum Selection Provision	C-1
Exhibit D Amendment to Amended and Restated Certificate of Incorporation to Eliminate Inoperative Provisions and Implement Certain Other Miscellaneous Amendments	D-1

REV GROUP, INC.

245 S. EXECUTIVE DRIVE, SUITE 100

BROOKFIELD, WI 53005

PROXY STATEMENT

FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

February 27, 2025

We have sent you this Proxy Statement and the enclosed Proxy Card because the Board of Directors (the “Board”) of REV Group, Inc. (referred to herein as the “Company,” “REV,” “we,” “us” or “our”) is soliciting your proxy to vote at our 2025 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on February 27, 2025, at 10:00 a.m. local time, at The Westin Detroit Metropolitan Airport hotel, 2501 Worldgateway Place, Detroit, MI 48242.

●	This Proxy Statement summarizes information about the proposals to be considered at the Annual Meeting and other information you may find useful in determining how to vote.

●	The Proxy Card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.

In addition to solicitations by mail, our directors, officers and employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. We have retained Georgeson, Inc. to solicit proxies at a cost that is not anticipated to exceed $15,000 plus expenses. All costs of solicitation of proxies will be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Pursuant to the rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our Annual Meeting materials, which include this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended October 31, 2024 (the “Form 10-K”), over the internet in lieu of mailing printed copies. We will begin mailing the Notice of Internet Availability to our stockholders of record as of January 3, 2025 (the “Record Date”) for the first time on or about January [ ], 2025. The Notice of Internet Availability will contain instructions on how to access and review the Annual Meeting materials and will also contain instructions on how to request a printed copy of the Annual Meeting materials. In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of our proxy materials and the Form 10-K so that our record holders can supply these materials to the beneficial owners of shares of our common stock as of the Record Date. The Form 10-K and Proxy Statement are also available in the “Investors” section of our website at investors.revgroup.com.

INFORMATION ABOUT THE PROXY PROCESS AND VOTING

Why am I receiving these materials?

We have made this Proxy Statement and Proxy Card available to you on the internet or have delivered printed proxy materials to you because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the Proxy Card, or follow the instructions below to submit your proxy over the telephone or on the internet.

This Proxy Statement, the Notice of Internet Availability, the Notice of Annual Meeting and the accompanying Proxy Card were first made available for access by our stockholders on or about January [ ], 2025 to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

The only outstanding voting securities of REV are shares of common stock, $0.001 par value per share (the “common stock”), of which there were [ ] shares outstanding as of January 3, 2025. Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting. Alternatively, you may vote by proxy by using the accompanying Proxy Card, over the internet or by telephone. Whether or not you plan to attend the Annual Meeting, we encourage you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the Annual Meeting and vote in person. In such case, your previously submitted proxy will be disregarded.

●	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

●

To vote using the Proxy Card, simply complete, sign and date the accompanying Proxy Card and return it promptly in the envelope provided. If you return your signed Proxy Card to us before the Annual Meeting, we will vote your shares in accordance with the Proxy Card.

●	To vote by proxy over the internet, follow the instructions provided on the Notice of Internet Availability.

●	To vote by telephone, you may vote by proxy by calling the toll-free number found on the Notice of Internet Availability.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account.

If you are a beneficial owner as described above, you should have received a voting instruction form with these proxy materials from the brokerage firm, bank, dealer or other similar organization that holds your shares, rather than from us. Simply complete the voting instruction form to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, dealer or other agent and follow the accompanying instructions included with these proxy materials.

We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How do I vote?

●

For Proposal No. 1, you may either vote “For” or “Against” one or more of the Class II nominees to the Board or abstain from voting. A nominee will be elected as a director if he or she receives a majority of votes cast (that is, the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee).

●	For Proposal No. 2, you may either vote “For” or “Against” or abstain from voting.

●	For Proposal No. 3, you may either vote “For” or “Against” or abstain from voting.

●	For Proposal No. 4, you may either vote “For” or “Against” or abstain from voting.

●	For Proposal No. 5, you may either vote “For” or “Against” or abstain from voting.

●	For Proposal No. 6, you may either vote “For” or “Against” or abstain from voting.

●	For Proposal No. 7, you may either vote “For” or “Against” or abstain from voting.

Please note that by casting your vote by proxy you are authorizing the individuals listed on the Proxy Card to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof.

How are votes counted?

Votes will be counted by the Inspector of Election appointed for the Annual Meeting, who will separately count:

●	For Proposal No. 1 and Proposal No. 3, votes “For” and “Against,” abstentions and broker non-votes. Abstentions and broker non-votes will have no effect on Proposal No. 1 and Proposal No. 3.

●

For Proposal No. 2, votes “For” and “Against,” and abstentions. Abstentions will have no effect on Proposal No. 2. As described in more detail below, Proposal No. 2 is considered a routine matter, and therefore no broker non-votes are expected to exist in connection with Proposal No. 2.

●	For Proposal No. 4, Proposal No. 5, Proposal No. 6 and Proposal No. 7, votes “For” and “Against,” abstentions and broker non-votes. Abstentions and broker non-votes will be counted as votes “Against.”

What are “broker non-votes”?

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a voting instruction form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. See below for more information regarding: “Which ballot measures are considered ‘routine’ or ‘non-routine’?”

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, custodian, nominee or other record holder of common stock does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

Which ballot measures are considered “routine” or “non-routine?”

Proposal No. 1, Proposal No. 3, Proposal No. 4, Proposal No. 5, Proposal No. 6 and Proposal No. 7 are considered “non-routine” under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there will be broker non-votes on Proposal No. 1, Proposal No. 3, Proposal No. 4, Proposal No. 5, Proposal No. 6 and Proposal No. 7.

Proposal No. 2, the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2025, is considered “routine” under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 2.

How many votes are needed to approve the proposal?

With respect to Proposal No. 1, directors are elected by a majority of the votes cast. This means that each of the two individuals nominated for election to the Board will be elected as a director if he or she receives a majority of votes cast (that is, the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee). Our Corporate Governance Policy provides that any incumbent director who fails to receive the required number of votes for re-election is expected to immediately tender his or her resignation, and the nominating and corporate governance committee of our Board of Directors will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. Taking into account the recommendation of the nominating and corporate governance committee, the Board will determine whether to accept or reject any such resignation, or what other action should be taken, within 90 days from the certification of election results.

With respect to Proposal No. 2 and Proposal No. 3, the affirmative vote of the majority of votes cast affirmatively or negatively is required for approval.

With respect to Proposal No. 4, Proposal No. 5, Proposal No. 6 and Proposal No. 7, the affirmative vote of not less than 66 2/3% of the total voting power of all outstanding securities of the Company generally entitled to vote in the election of directors, voting together as a single class, is required for approval.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

What if I return a Proxy Card but do not make specific choices?

If we receive a signed and dated Proxy Card and the Proxy Card does not specify how your shares are to be voted, your shares will be voted “For” the election of each of the two nominees for director, “For” the ratification of the appointment of RSM US LLP as our independent registered public accounting firm, “For” the approval of the compensation of our named executive officers, “For” the approval of an amendment to our amended and restated certificate of incorporation to eliminate supermajority voting provisions, “For” the approval of an amendment to our amended and restated certificate of incorporation to limit liability of officers as permitted by Delaware law, “For” the approval of an amendment to our amended and restated certificate of incorporation to add a federal forum selection provision, and “For” the approval of an amendment to our amended and restated certificate of incorporation to eliminate inoperative provisions and implement certain other miscellaneous amendments. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your Proxy Card) will vote your shares in his or her discretion.

What does it mean if I receive more than one set of materials?

If you receive more than one set of materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must either sign and return all of the Proxy Cards or follow the instructions for any alternative voting procedure on each of the Proxy Cards.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

●	You may submit another properly completed proxy with a later date.

●	You may send a written notice that you are revoking your proxy to Stephen Zamansky, Secretary of the Board, at 245 S. Executive Drive, Suite 100, Brookfield, Wisconsin 53005.

●	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.

When are stockholder proposals due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by September [ ], 2025 to Stephen Zamansky, Secretary of the Board, at 245 S. Executive Drive, Suite 100, Brookfield, Wisconsin 53005. Pursuant to our amended and restated bylaws, in order for a stockholder to present a proposal at the annual meeting, other than proposals to be included in the proxy statement as described above, you must give timely notice thereof in writing to the Secretary of the Board, which must be received between October 30, 2025 and November 29, 2025; provided that if the date of that annual meeting is more than 30 days before or after February 27, 2026, notice must be received not earlier than the 120th day prior to the annual meeting date and not later than the later of the 70th day prior to the annual meeting date or the 10th day following the day on which public disclosure of the 2026 annual meeting date is first made by us. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must give timely notice that complies with the additional requirements of Rule 14a-19 under the Securities Exchange Act of 1934 (the “Exchange Act”), which must be received no later than December 29, 2025.

You are also advised to review our amended and restated bylaws, as they may be amended, which contain additional requirements about advance notice of stockholder proposals and director nominations.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority of the shares of common stock issued and outstanding and entitled to vote are present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes will be considered present for quorum purposes. If there is no quorum, either the chair of the Annual Meeting or a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, may adjourn the Annual Meeting to another time or place.

How can I find out the results of the voting at the Annual Meeting?

Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company’s Board is presently composed of seven members, who are divided into three classes, designated as Class I, Class II and Class III. One class of directors is elected by the stockholders at each annual meeting to serve a three-year term. Class I directors are Jean Marie Canan, Charles Dutil and Kathleen M. Steele; Class II directors are Maureen O’Connell and Mark Skonieczny; and Class III directors are Cynthia Augustine and David Dauch.

Class II directors standing for re-election at the Annual Meeting are Maureen O’Connell and Mark Skonieczny. Class III and Class I directors will stand for election at the 2026 and 2027 annual meetings of stockholders, respectively.

Each of the nominees for election to Class II is currently a director of the Company. If elected at the Annual Meeting, each of the nominees for election as Class II directors would serve for three years and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. If any nominee is unable or unwilling to be a candidate for election, the Board may appoint another nominee or reduce the size of the Board.

The following table sets forth information for the nominees who are currently standing for election:

Name	Age	Director Since
Maureen O’Connell (1)	63	2023
Mark Skonieczny	55	2023

(1)  Member of the audit and nominating and corporate governance committees.

Set forth below is biographical information for the nominees. The following includes certain information regarding the nominees’ individual experience, qualifications, attributes and skills that led the Board to conclude that they should serve as a director.

Maureen O’Connell

Ms. O’Connell has served as a member of our Board of Directors since August 2023. Ms. O’Connell has extensive experience in executive leadership and board positions in a variety of industries, including media, education, digital, retail, technology, professional services, biotech, pharma, homebuilding, real estate and insurance. Ms. O’Connell also serves as a Board Member for two other public companies, Northwest Healthcare Properties REIT and Acacia Research Corporation, and for two private companies, ISACA and HH Global Ltd. From 2007 to 2017, Ms. O’Connell served as Executive Vice President, Chief Administrative Officer and Chief Financial Officer of Scholastic, Inc. Ms. O’Connell is also a National Association of Corporate Directors certified Director. Ms. O’Connell graduated from New York University with a bachelor’s degree in accounting and economics and from Manhattanville University with a master’s degree in finance. Ms. O’Connell also received a CERT Cyber-Risk Oversight Certificate from Carnegie Mellon University. Because of her extensive finance, operations, supply chain and technology background and financial expertise gained through multiple finance roles at public companies, we believe Ms. O’Connell is well qualified to serve on our Board.

Mark Skonieczny

Mr. Skonieczny has served as a member of our Board of Directors since January 2023. He has served as President and Chief Executive Officer (“CEO”) of the Company since May 2023. Prior to becoming CEO, he served as the Company’s Interim CEO from January 2023 to May 2023 and served as Chief Financial Officer (“CFO”) from June 2020 to April 2024. Prior to joining the Company, Mr. Skonieczny served as the Vice President and Corporate Controller at Adient PLC from 2016 through 2019. During this time, Mr. Skonieczny also held additional responsibilities as Vice President of Finance for the Global Seating Business. From 1999 through 2016, Mr. Skonieczny held numerous finance roles at Johnson Controls Inc., including Vice President of Corporate Development, Vice President of Finance - Power Solutions Business and Vice President of Finance - Building Efficiency. Mr. Skonieczny began his career as a certified public accountant with Coopers & Lybrand in 1991 and earned a bachelor’s degree in accounting from Michigan State University. Because of his extensive accounting, operations, finance and business experience, we believe Mr. Skonieczny is well qualified to serve on our Board.

THE BOARD RECOMMENDS A VOTE

FOR THE ELECTION OF EACH OF THE ABOVE-NAMED CLASS II NOMINEES

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our Board has engaged RSM US LLP (“RSM”) as our independent registered public accounting firm for the fiscal year ending October 31, 2025 (“fiscal year 2025”), and we are seeking ratification of such selection by our stockholders at the Annual Meeting. RSM has audited our financial statements for each of our fiscal years since 2008. Representatives of RSM are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our amended and restated bylaws nor other governing documents or applicable law require stockholder ratification of the selection of RSM as our independent registered public accounting firm. However, our Board, based on the audit committee’s recommendation, is submitting the selection of RSM to our stockholders for ratification as a matter of corporate practice. If our stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain RSM. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

Principal Accountant Fees and Services

The following table provides information regarding the fees incurred to RSM during the fiscal years ended October 31, 2024 (“fiscal year 2024”) and October 31, 2023 (“fiscal year 2023”). The audit committee approved all of the fees described below.

	Fiscal Year Ended

	October 31, 2024	October 31, 2023

	(in thousands)
Audit Fees(1)	$2,357	$2,101
Tax Fees	—	—
Audit-Related Fees	—	—
All Other Fees	—	—

Total Fees	$2,357	$2,101

(1)

Audit fees of RSM for fiscal years 2024 and 2023 were for professional services rendered to comply with the standards of the Public Company Accounting Oversight Board (United States), including the audit of the Company’s consolidated financial statements and reviews of quarterly financial statements, and to issue consent letters for registration statements and comfort letters in connection with marketed offerings. Fees in 2024 and 2023 also include fees for audit services rendered in connection with statutory filings.

Pre-Approval Policies and Procedures

The audit committee or a delegate of the audit committee, to the extent permitted by applicable laws, pre-approves, or provides pursuant to pre-approval policies and procedures for the pre-approval of, all non-audit services provided by its independent registered public accounting firm. These policies are set forth in the charter of the audit committee and are available at www.revgroup.com.

The audit committee approved all of the audit, audit-related, tax and other services provided by RSM since our initial public offering (the “IPO”) in January 2017 and the estimated costs of those services. Actual amounts billed, to the extent in excess of the estimated amounts, are periodically reviewed and approved by the audit committee.

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM.

PROPOSAL NO. 3

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Our stockholders have the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers.

As described in detail under “Executive Compensation—Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, retain and motivate our named executive officers, who are critical to our success. Please read “Executive Compensation—Compensation Discussion and Analysis” in this Proxy Statement for additional details about our executive compensation programs.

As required pursuant to Section 14A of the Exchange Act, we are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices for named executive officers described in this Proxy Statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, by a non-binding advisory vote, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2025 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion.”

This vote is advisory and therefore not binding on the Company, the compensation committee or the Board. The Board and the compensation committee value the opinions of our stockholders and, to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider those stockholders’ concerns, and the compensation committee will evaluate whether any actions are necessary to address those concerns. The next advisory vote to approve the compensation of our named executive officers will be at the 2026 Annual Meeting.

THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR

NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 4

APPROVAL OF AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE SUPERMAJORITY VOTING PROVISIONS

Our Board of Directors has adopted and declared advisable an amendment to our amended and restated certificate of incorporation to eliminate all supermajority voting provisions set forth therein (the “Simple Majority Amendment”). While our Board of Directors recognizes that supermajority voting requirements can promote stability and protect stockholders by requiring broad stockholder support for certain fundamental changes, and notes that we believe our current governance structure has served our stockholders well, the Board of Directors recognizes that many stockholders have a preference to eliminate such supermajority provisions, and has determined that it is in the best interests of the Company and our stockholders at this time to recommend that our stockholders adopt the Simple Majority Amendment.

Background of the Proposal

Our amended and restated certificate of incorporation currently provides that certain amendments to our amended and restated certificate of incorporation require the affirmative vote of the holders of not less than 66 2/3% of the total voting power of all outstanding securities of the Company generally entitled to vote in the election of directors, voting together as a single class (the “Supermajority Voting Requirement”).

Specifically, Article 11 of our amended and restated certificate of incorporation currently provides that any amendment or repeal of any of the articles listed below must be approved pursuant to the Supermajority Voting Requirement:

●	Board of Directors (Article 5)

●	Stockholder Matters (Article 6)

●	Limitations on Liability and Indemnification (Article 7)

●	Corporate Opportunities (Article 8)

●	Exclusive Jurisdiction (Article 9)

●	Miscellaneous (Article 10)

●	Amendment of Certificate of Incorporation (Article 11)

After considering the advantages and disadvantages of the Supermajority Voting Requirement at this time, our Board of Directors has approved, and recommends that the stockholders approve, the Simple Majority Amendment. If the proposed amendment is approved by our stockholders, future amendments to our amended and restated certificate of incorporation, including the articles listed above, will not be subject to the Supermajority Voting Requirement and will instead require the affirmative vote of the holders of not less than a majority of the total voting power of all outstanding securities of the Company generally entitled to vote in the election of directors, voting together as a single class.

This description of the Simple Majority Amendment is a summary and is qualified by the complete text of the proposed amendments addressed by this proposal that are set forth in the proposed amendment to the amended and restated certificate of incorporation attached to this Proxy Statement as Exhibit A.

Text of the Amendment

Article 11 of our current amended and restated certificate of incorporation contains the provisions that will be affected if this proposal is adopted. The proposed amendment to the amended and restated certificate of incorporation is attached to this Proxy Statement as Exhibit A, which indicates proposed deletions with strikeouts and proposed additions with underlining. We expect to file this proposed amendment to the amended and restated certificate of incorporation promptly following the Annual Meeting if our stockholders approve this proposal.

If the Simple Majority Amendment is approved, we expect that our Board of Directors will adopt certain conforming changes to our bylaws (which do not require stockholder approval), with such other changes as the Board of Directors may approve that are consistent with the amended and restated certificate of incorporation.

Our Board of Directors retains the discretion to abandon, and not implement, the Simple Majority Amendment at any time before it becomes effective, even if it is approved by our stockholders.

Required Vote

The affirmative vote of the holders of 66 2/3% of the total voting power of all outstanding securities of the Company generally entitled to vote in the election of directors, voting together as a single class, is required to approve this proposal.

THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE

SUPERMAJORITY VOTING PROVISIONS.

PROPOSAL NO. 5

APPROVAL OF AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO LIMIT LIABILITY OF OFFICERS AS PERMITTED BY DELAWARE LAW

Our Board of Directors has adopted and declared advisable an amendment to Article 7 of our current amended and restated certificate of incorporation to provide for the elimination of monetary liability of certain officers of the Company in certain limited circumstances (the “Officer Exculpation Amendment”). The Officer Exculpation Amendment also provides that neither the amendment nor repeal of Article 7, nor the adoption of any provision of the amended and restated certificate of incorporation, nor, to the fullest extent permitted by the General Corporation Law of the State of Delaware (the “DGCL”), any modification of law shall eliminate, reduce or otherwise adversely affect any right or protection of a current or former director or officer at the time of such amendment, repeal, adoption or modification.

Background of the Proposal

Pursuant to and consistent with Section 102(b)(7) of the DGCL, our existing amended and restated certificate of incorporation already eliminates the monetary liability of directors to the fullest extent permitted by Delaware law, but does not provide for exculpation of officers. Effective August 1, 2022, Section 102(b)(7) of the DGCL (“Section 102(b)(7)”) was amended to permit companies to include in their certificates of incorporation limitations of monetary liability for certain officers. Consistent with Section 102(b)(7), the Officer Exculpation Amendment would only permit exculpation of certain officers for breaches of the fiduciary duty of care for direct claims brought by stockholders, and does not include claims on behalf of the Company for a breach of the fiduciary duty of care against officers. Similar to the existing provision that limits the liability of directors, the Officer Exculpation Amendment does not permit the elimination of liability of officers for any breach of the duty of loyalty to the Company or its stockholders, any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, or any transaction from which the officer derived an improper personal benefit. The Officer Exculpation Amendment also does not permit the limitation of liability of officers in any derivative action. Under the DGCL, the Officer Exculpation Amendment includes any officer who, during the course of conduct alleged to be wrongful, has consented to being identified as an officer for purposes of service of process in Delaware, which includes our president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer, chief accounting officer and any other person who is or was identified in our public filings with the SEC as a named executive officer.

Our Board of Directors believes that the Officer Exculpation Amendment would help attract and retain a limited group of officers by mitigating the risk of personal financial ruin as a result of unintentional conduct and also would not negatively impact stockholder rights.

In addition, our Board of Directors believes the Officer Exculpation Amendment better aligns the protections available to our officers with those currently available to our directors, and this protection strikes an appropriate balance between our stockholders’ interest in accountability and their interest in the Company being able to continue to attract and retain top executive talent. Accordingly, our Board of Directors has determined that it is in the best interests of the Company and our stockholders to adopt the Officer Exculpation Amendment.

This description of the Officer Exculpation Amendment is a summary and is qualified by the complete text of the proposed amendments addressed by this proposal that are set forth in the proposed amendment to the amended and restated certificate of incorporation attached to this Proxy Statement as Exhibit B.

Text of the Amendment

Article 7, Section 1 of our current amended and restated certificate of incorporation contains the provisions that will be affected if this proposal is adopted. The proposed amendment to the amended and restated certificate of incorporation is attached to this Proxy Statement as Exhibit B, which indicates proposed deletions with strikeouts and proposed additions with underlining. We expect to file this proposed amendment to the amended and restated certificate of incorporation promptly following the Annual Meeting if our stockholders approve this proposal.

Our Board of Directors retains the discretion to abandon, and not implement, the Officer Exculpation Amendment at any time before it becomes effective, even if it is approved by our stockholders.

Required Vote

The affirmative vote of the holders of 66 2/3% of the total voting power of all outstanding securities of the Company generally entitled to vote in the election of directors, voting together as a single class, is required to approve this proposal.

THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO LIMIT THE LIABILITY OF

OFFICERS AS PERMITTED BY DELAWARE LAW.

PROPOSAL NO. 6

APPROVAL OF AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ADD A FEDERAL FORUM SELECTION PROVISION

Our Board of Directors has adopted and declared advisable an amendment to our amended and restated certificate of incorporation to add a federal forum selection provision (the “Federal Forum Selection Amendment”) for claims arising under the Securities Act of 1933, as amended (the “Securities Act”).

Background of the Proposal

We believe the Company and our stockholders would benefit from having any claims arising under the Securities Act resolved in the federal district courts of the United States. In addition, we believe that the Federal Forum Selection Amendment would promote efficiencies in the Company’s management of Securities Act litigation by:

●	limiting forum-shopping in state court by plaintiffs;

●

enabling the Company to avoid litigating actions involving the same matter in state and federal courts, with the associated duplication of litigation expenses and the possibility of inconsistent outcomes, and to obtain consolidation of multi-jurisdictional litigation;

●	facilitating submission of Securities Act claims for resolution by federal courts, which have experience and expertise in adjudicating such claims; and

●	maximizing efficiencies with respect to managing procedural aspects of securities litigation.

The Federal Forum Selection Amendment would regulate only the forum in which our stockholders may assert claims arising under the Securities Act; it would not impair the ability of our stockholders to bring such claims, and it would not affect the remedies available if such claims were ultimately successful. Moreover, the Federal Forum Selection Amendment would not require that such claims be brought in any particular federal district court. This amendment is not being proposed in response to, or anticipation of, any specific litigation confronting the Company; rather, it is being proposed on a prospective basis to help mitigate potential future harm to the Company and its stockholders.

This description of the Federal Forum Selection Amendment is a summary and is qualified by the complete text of the proposed amendment addressed by this proposal that are set forth in the proposed amendment to the amended and restated certificate of incorporation attached to this Proxy Statement as Exhibit C.

Text of the Amendment

Article 9 of our current amended and restated certificate of incorporation contains the provisions that will be affected if this proposal is adopted. The proposed amendment to the amended and restated certificate of incorporation is attached to this Proxy Statement as Exhibit C, which indicates proposed deletions with strikeouts and proposed additions with underlining. We expect to file this proposed amendment to the amended and restated certificate of incorporation promptly following the Annual Meeting if our stockholders approve this proposal.

Our Board of Directors retains the discretion to abandon, and not implement, the Federal Forum Selection Amendment at any time before it becomes effective, even if it is approved by our stockholders.

Required Vote

The affirmative vote of the holders of 66 2/3% of the total voting power of all outstanding securities of the Company generally entitled to vote in the election of directors, voting together as a single class, is required to approve this proposal.

THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ADD A FEDERAL FORUM

SELECTION PROVISION.

PROPOSAL NO. 7

APPROVAL OF AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE INOPERATIVE PROVISIONS AND IMPLEMENT CERTAIN OTHER MISCELLANEOUS AMENDMENTS

Our Board of Directors has adopted and declared advisable several amendments to our amended and restated certificate of incorporation to eliminate inoperative provisions and implement certain other miscellaneous amendments (the “Former Sponsor & Other Amendments”).

Background of the Proposal

Following our initial public offering, American Industrial Partners Capital Fund IV, LP, American Industrial Partners Capital Fund IV (Parallel), LP and AIP/CHC Holdings, LLC (collectively, the “Former Sponsors”) owned, collectively, approximately 70% of our outstanding stock. In recognition of this fact, our amended and restated certificate of incorporation currently includes provisions related to the Former Sponsors, including, without limitation, an election not to be subject to the DGCL with respect to business combinations with interested stockholders and the incorporation by reference of a shareholders agreement that the Company entered into with the Former Sponsors. In addition, Article 8 of our current amended and restated certificate of incorporation generally provides that our Former Sponsors do not have a duty to refrain from engaging in business activities similar to ours and that we renounce any interest in business opportunities that are presented to such persons or entities. Several provisions of our current amended and restated certificate of incorporation were also effective only when the Former Sponsors owned, collectively, at least 50% of our outstanding stock, including, without limitation, the ability of stockholders to take action by written consent without a meeting, the right of stockholders to call a special meeting, and the right of stockholders to remove a director with or without cause. Such provisions became inoperative on the first date on which the Former Sponsors no longer owned, collectively, at least 50% of our outstanding stock. As of March 15, 2024, the Former Sponsors reduced their voting power to less than 5% of our outstanding stock, and the shareholders agreement that the Company entered into with the Former Sponsors, which provided for board nomination rights, among other matters, was terminated in accordance with its terms following the Former Sponsors’ disposition of their shares. As a result, the Board of Directors has determined it is advisable to simplify the amended and restated certificate of incorporation by eliminating these inoperative provisions.

In addition, our Board of Directors has approved certain other miscellaneous amendments, including to eliminate the limitations on the size of our Board of Directors pursuant to Article 5, Section 2 of our current amended and restated certificate of incorporation.

To simplify our amended and restated certificate of incorporation, our Board of Directors has determined that it is advisable and in the best interests of the Company to adopt the Former Sponsor & Other Amendments.

This description of the Former Sponsor & Other Amendments is a summary and is qualified by the complete text of the proposed amendments addressed by this proposal that are set forth in the proposed amendment to the amended and restated certificate of incorporation attached to this Proxy Statement as Exhibit D.

Text of the Amendments

Article 1 and Articles 4 through 11 of our current amended and restated certificate of incorporation contain the provisions that will be affected if this proposal is adopted. The proposed amendment to the amended and restated certificate of incorporation is attached to this Proxy Statement as Exhibit D, which indicates proposed deletions with strikeouts and proposed additions with underlining. Certain conforming changes and other modifications of a ministerial nature, such as moving and modifying defined terms, updating cross-references and re-numbering and lettering of remaining provisions, may be necessary in connection with the foregoing proposal if Proposal No. 4 and Proposal No. 6 are not adopted, and such conforming changes will be reflected in the proposed amended and restated certificate of incorporation to the extent necessary. We expect to file this proposed amendment to the amended and restated certificate of incorporation promptly following the Annual Meeting if our stockholders approve this proposal.

If the Former Sponsor & Other Amendments are approved, we expect that our Board of Directors will adopt certain conforming changes to the bylaws (which do not require stockholder approval), with such other changes as the Board of Directors may approve that are consistent with the amended and restated certificate of incorporation.

Our Board of Directors retains the discretion to abandon, and not implement, the Former Sponsor & Other Amendments at any time before they become effective, even if they are approved by our stockholders.

Required Vote

The affirmative vote of the holders of 66 2/3% of the total voting power of all outstanding securities of the Company generally entitled to vote in the election of directors, voting together as a single class, is required to approve this proposal.

THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE INOPERATIVE

PROVISIONS AND IMPLEMENT CERTAIN OTHER MISCELLANEOUS AMENDMENTS.

CORPORATE GOVERNANCE

Commitment to Strong Corporate Governance Practices

We believe that good corporate governance is important for us to achieve business success and to create value for our stockholders. Among our other practices, the following highlight our continued commitment to strong corporate governance:

•

Independent Chairman. The Company’s Board has an Independent Chairman. Our Corporate Governance Policy provides that, when the Chairman is not independent, a Lead Independent Director will be elected by a majority vote of the independent directors, after considering the recommendation of the nominating and corporate governance committee of our Board of Directors.

•

Board Refreshment. Consistent with our commitment to Board refreshment, three new directors joined our Board during fiscal year 2024, with Kathleen Steele joining the Board in January 2024, Cynthia Augustine joining the Board in May 2024, and David Dauch joining the Board in October 2024. This follows Maureen O’Connell joining the Board in August 2023.

•

Review of Governance Practices. The nominating and corporate governance committee evaluates the Board governance practices and policies at least annually. As part of this review, the Board approved the elimination of supermajority provisions in our governing documents, and recommends that stockholders approve the proposals to effectuate those amendments at this meeting.

•

Corporate Governance Policy. The Company’s Corporate Governance Policy forms a part of our governance framework, which is designed to be a working structure for principled actions, effective decision-making and appropriate Board oversight of strategy, operations, compliance and performance, including the Company’s long-term strategy and its strategic, competitive and financial performance. The Corporate Governance Policy is reviewed annually and updated to set forth governing principles that enhance Board operations, including the roles and responsibilities of the Board, the Board’s leadership structure, director independence, overboarding limits, succession planning, criteria for director nominees, Board committees, director orientation and continuing education, and Board and committee evaluations.

•

ESG Oversight. The nominating and corporate governance committee reviews and assesses the Company’s environmental, social and governance (“ESG”) program consistent with the business and strategic direction of the Company.

•

Technology Risk Oversight. Risks related to technology, including cybersecurity risk, is overseen by the audit committee, which oversees our enterprise risk management program. The audit committee oversight of technology risk includes periodic review of our cybersecurity, privacy and data security and other types of technology risk exposures, including the potential impact on the Company’s business, operations and reputation; the steps management has taken to mitigate such exposures; the Company’s information governance policies and programs; and major legislative and regulatory developments that could materially impact such risk exposures.

•

Majority Voting. Our bylaws provide that in an uncontested election, directors will be elected by the affirmative vote of the majority of the votes cast affirmatively or negatively at the meeting at which a quorum is present and entitled to vote on the election of directors. In the event of a contested election of directors, directors shall be elected by a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. Our Corporate Governance Policy provides that any incumbent director who fails to receive the required number of votes for re-election is expected to immediately tender his or her resignation, and the nominating and corporate governance committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken.

•

Annual Board and Committee Performance Evaluation. The Board, led by the nominating and corporate governance committee, conducts an annual self-evaluation to determine whether it and its committees are functioning effectively. Each committee also performs annual self-evaluations of the performance of its duties, and reports on such process and the results of the evaluations, including any recommendations for proposed changes, to the Board.

•

Stock Ownership Guidelines. We maintain stock ownership guidelines under which our directors and executive officers and other senior executives are expected to accumulate and retain a meaningful level of ownership in our stock.

•

Anti-Hedging/Anti-Pledging. We maintain an anti-hedging/anti-pledging policy that prohibits our directors, executive officers and employees from engaging in transactions that are designed to hedge or speculate on changes in the market value of our common stock. Our directors, executive officers and employees are also prohibited from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan.

Corporate Governance

Board Composition

Our business and affairs are managed under the direction of our Board. Our Board is currently composed of seven directors. The number of directors is fixed by our Board, subject to the terms of our amended and restated certificate of incorporation and our amended and restated bylaws.

Our amended and restated certificate of incorporation and our amended and restated bylaws provide for a classified Board consisting of three classes of directors, each serving staggered three-year terms as follows:

(1) Our Class I directors are Messrs. Canan and Dutil and Ms. Steele, and their terms will expire at the annual meeting of stockholders in 2027.

(2) Our Class II directors are Ms. O’Connell and Mr. Skonieczny. Ms. O’Connell and Mr. Skonieczny are nominated for re-election at the Annual Meeting.

(3) Our Class III directors are Ms. Augustine and Mr. Dauch, and their terms will expire at the annual meeting of stockholders in 2026.

At each annual meeting of stockholders, upon the expiration of the term of a class of directors, each such director in the class that is reelected, or their successor, will be elected to serve from the time of election and qualification until the third annual meeting following his or her election and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors.

Our Board believes that having a mix of directors with complementary backgrounds strengthens its oversight ability, provides diverse perspectives, and represents the best interests of our stockholders. The following charts reflect our Board membership:

Independence

The Board has affirmatively determined that all of our directors except Mr. Skonieczny meet the definition of “independent director” under the applicable rules and regulations of the SEC and the applicable listing standards of the New York Stock Exchange (“NYSE”).

Committees of the Board of Directors

Our Board has three standing committees: the audit committee, the compensation committee and the nominating and corporate governance committee. The charter of each committee is available on our website at www.revgroup.com.

The following table shows the membership of each committee of the Board (all members of which are independent) as of the date of this Proxy Statement:

Name	Age	Director Since	Class	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

Cynthia Augustine	67	2024	Class III		M

Jean Marie “John” Canan*	68	2016	Class I	M		M

David Dauch	60	2024	Class III		M

Charles Dutil	58	2016	Class I	M		C

Maureen O’Connell	63	2023	Class II	C		M

Kathleen Steele	49	2024	Class I		C

* Chairman of the Board

C = Chairperson

M = Member

Our Board has determined that all members of the audit committee meet the financial literacy requirements under the applicable rules and regulations of the SEC and the applicable listing standards of the NYSE, and that all members of the audit committee qualify as “audit committee financial experts” as defined under SEC rules.

The following table provides an overview of the roles and responsibilities of each committee of the Board:

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

●   Appointing, approving the compensation of, evaluating and assessing the qualifications, performance and independence of our independent registered public accounting firm;

●   Pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

●   Evaluating the performance, responsibilities, budget and staffing of our internal audit function and reviewing and approving the internal audit plan with the independent registered public accounting firm and members of management responsible for preparing our consolidated financial statements;

●   Reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly consolidated financial statements, earnings releases and guidance and related disclosures (including management’s discussion and analysis, risk factors and forward-looking statements), as well as critical accounting policies and practices used by us;

●   Reviewing the adequacy and effectiveness of our internal control over financial reporting;

●   Establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

●   Monitoring the effectiveness of our compliance policies and our compliance with legal and regulatory requirements, particularly as they relate to our consolidated financial statements and accounting matters;

●   Reviewing and discussing with management risks associated with our business, and our policies on

●   Annually reviewing and approving corporate and personal goals and objectives relevant to the compensation of our chief executive officer;

●   Evaluating the performance of our chief executive officer in light of such corporate goals and objectives and determining and approving the compensation of our chief executive officer;

●   Reviewing and approving the Company’s peer companies and data sources for purposes of evaluating the Company’s compensation competitiveness and establishing the appropriate competitive positioning of the levels and mix of compensation elements;

●   Reviewing and approving the compensation of our officers who report directly to the chief executive officer, our officers who are “insiders” subject to Section 16 of the Exchange Act and other members of senior management;

●   Reviewing and establishing our overall management compensation philosophy and reviewing our executive compensation programs to determine that they are aligned with our philosophy;

●   Appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the compensation committee;

●   Assessing the independence or the existence of any conflict of interest with respect to any compensation consultant, legal counsel or other advisor retained by the compensation committee in accordance with the applicable rules and regulations of the SEC and the applicable listing standards of the NYSE;

●   Overseeing and administering our incentive compensation and equity compensation arrangements and

●   Reviewing and evaluating the size of the Board of Directors and committees of the Board and making recommendations to the Board with respect thereto;

●   Recommending criteria for the selection of candidates to the Board and its committees;

●   Identifying, evaluating and recommending to the Board qualified individuals to serve on the Board and its committees, including nominees submitted by stockholders, management and others, taking into account each candidate’s ability, judgment, experience and ensuring the candidate pool includes diverse candidates;

●   Making recommendations to the Board as to determinations of director independence and as to the classes on which such nominees should serve, as applicable;

●   Developing, recommending approval of, and periodically reviewing our Corporate Governance Policy, including for compliance with the applicable listing standards of the NYSE, and our Code of Conduct;

●   Establishing policies and procedures for the receipt and retention of non-accounting-related complaints and concerns;

●   Overseeing compliance with, and periodically reviewing, our Code of Conduct;

●   Overseeing our ESG program;

●   Reviewing and recommending to the Board on management’s proposed responses to stockholder proposals and considering other stockholder activism issues;

●   Leading the Board in a self-evaluation at least annually to determine whether it and its committees are functioning effectively and certifying that the performance of the Chief Executive Officer and other members of management are being appropriately risk assessment and risk management;

●   Oversight of our information security program;

●   Reviewing and approving any audit committee disclosures required in our disclosure requirements and preparing the audit committee report required by the rules of the SEC to be included in our annual proxy statement;

●   Reviewing our Code of Conduct annually;

●   Periodically reviewing matters relating to our finance, treasury and tax activities; and

●   Reviewing all related person transactions for potential conflict of interest situations and approving any such transactions.

similar plans and approving the grant of equity compensation awards thereunder;

●   Reviewing and approving our policies and procedures for the grant of equity-based awards;

●   Approving grants of equity-based awards to non-employee directors;

●   Overseeing our strategies, programs and initiatives related to employee health and safety; and

●   Reviewing and discussing with management the compensation discussion and analysis, and preparing the compensation committee report, to be included in our annual proxy statement or Annual Report on Form 10-K.

evaluated and reporting on such processes to the Board;

●   Reviewing and recommending compensation (including equity-based compensation) for our non-employee directors to the Board for approval;

●   Reviewing and reporting to the Board any questions of possible conflicts of interest of Board of Directors members;

●   Providing for new director orientation and continuing education for existing directors on a periodic basis that meets the requirements set forth in the Corporate Governance Policy; and

●   Overseeing management’s practices, procedures and plans relating to succession planning for the Chief Executive Officer and other senior management positions.

Board Leadership Structure and Role in Risk Oversight

We currently have a separate Chief Executive Officer and independent Chairman structure. The Board believes that such structure is in the best interest of the Company at this time, as it allows for a more effective monitoring and objective evaluation of the performance of management. The role of the Independent Chairman of the Board includes presiding at all Board meetings, including executive sessions of non-management directors, calling meetings of independent directors, serving as a contact for interested parties who wish to communicate with independent directors, developing Board meeting agendas and schedules, and periodically meeting with independent directors to discuss Board and committee performance, effectiveness and composition. Jean Marie Canan serves as our Independent Board Chair and Mark Skonieczny serves as our Chief Executive Officer.

Our Board is currently responsible for overseeing our risk management processes. The Board focuses on our general risk management strategy and the most significant risks facing us and ensures that appropriate risk mitigation strategies are implemented by management. The Board is also apprised of particular risk management matters in connection with its general oversight and approval of corporate and business matters and significant transactions.

In particular, our Board is responsible for monitoring and assessing strategic risk exposure; our audit committee is responsible for overseeing any related person transactions, our enterprise risk management program and our major financial risk exposures, and the steps our management has taken to monitor and control these exposures; and our compensation committee has taken steps to assess and monitor whether any of our compensation policies and programs has the potential to encourage unnecessary risk-taking.

The Board believes its approach to risk oversight helps ensure that the Board is able to effectively perform its risk oversight responsibilities under various leadership structures.

Technology and Cybersecurity Risk Oversight
The Board has delegated to the audit committee risks related to technology, including cybersecurity risk. This oversight includes periodic review of our cybersecurity, privacy and data security and other types of technology risk exposures, including the potential impact on the Company’s business, operations and reputation; the steps management has taken to mitigate such exposures; the Company’s information governance policies and programs; and major legislative and regulatory developments that could materially impact such risk exposures.
Bi-annual
reports regarding cybersecurity are provided to the audit committee by the Chief Information Officer (“CIO”). These reports include information about the prevention, detection, mitigation, and remediation activities related to cybersecurity, updates to internal processes surrounding cybersecurity, and other relevant topics or information that allow the audit committee to provide proper oversight into cybersecurity risks. Additionally, the Board of Directors receives an annual update on cybersecurity from the CIO, which includes updates on material cybersecurity incidents, and updates on topics related to cybersecurity both on a broad and company-specific level.
Corporate Governance Policy and Code of Conduct
We have adopted a corporate governance policy and a code of conduct that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Our corporate governance policy and code of conduct are available on our website. We intend to disclose any amendments to such documents, or any waivers of their requirements applicable to certain officers, on our website at www.revgroup.com.
Hedging and Pledging Policy
We prohibit all our directors, our executive officers and our employees from engaging in short sales of our securities; transactions in options, such as puts and calls, and other derivative securities with respect to our securities; and hedging or monetization transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds, designed to decrease the risks of ownership of our securities. Our directors, executive officers and employees are also prohibited from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan.
Insider Trading Policy
We have adopted an insider trading policy applicable to our directors, officers and employees, and have implemented processes for the Company that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, and the listing standards of the NYSE. Our insider trading policy prohibits our directors, officers and employees from trading in securities of the Company while in possession of material, nonpublic information. Our insider trading policy also prohibits our directors, officers and employees from disclosing material, nonpublic information of the Company to others, unless such disclosure is made in accordance with the Company’s policies regarding the protection and external disclosure of information regarding the Company. In addition, directors, officers and certain other designated persons of the Company are required to obtain approval in advance of engaging in transactions in the Company’s securities and comply with additional trading restrictions. This summary of our insider trading policies and procedures does not purport to be complete and is qualified in its entirety by reference to our insider trading policy, a copy of which can be found as an exhibit to our Annual Report on Form
10-K
for the fiscal year ended October 31, 2024.
Meetings of the Board, Board and Committee Member Attendance and Annual Meeting Attendance
Our Board met seven times during fiscal year 2024. The audit committee met six times, the compensation committee met five times and the nominating and corporate governance committee met four times. During fiscal year 2024, each Board member attended at least 75% of the meetings of the Board and of the committees of the Board on which he or she served. We encourage all of our directors and nominees for director to attend our annual meeting of stockholders; however, attendance is not mandatory. Each then-current Board member attended the 2024 annual meeting of stockholders, with the exception of Dino Cusumano, who is no longer a member of our Board.

Stockholder Communications with the Board; Stockholder Recommendations for Director Candidates

Should stockholders or other interested parties wish to communicate with the Board, non-management directors as a group or any specified individual directors, such correspondence should be sent to the attention of Stephen Zamansky, Secretary of the Board, at 245 S. Executive Drive, Suite 100, Brookfield, Wisconsin 53005. The Secretary of the Board will forward correspondence relating to a director’s duties or responsibilities to the specified recipient. Correspondence of a marketing nature, or that is unrelated to a director’s duties and responsibilities, may be discarded or otherwise addressed by the Secretary.

The nominating and corporate governance committee will consider persons recommended by stockholders to become director nominees for election in accordance with the criteria described below. Recommendations for consideration by the nominating and corporate governance committee should be sent to the Secretary of the Company in writing, together with appropriate biographical information concerning each proposed nominee, at the address noted above.

Director Nomination Considerations

In making recommendations to the Company’s Board of nominees to serve as directors, the nominating and corporate governance committee will examine each director nominee on a case-by-case basis regardless of who recommended the nominee and take into account all factors it considers appropriate, including strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, industry knowledge and experience, and diversity (including age, gender identity, race, sexual orientation, physical ability, ethnicity, background and perspective). Consistent with this philosophy, the nominating and corporate governance committee is committed to including in each search candidates who reflect diverse backgrounds, including, but not limited to, diversity of gender and race, and will direct search firms to include women and minority candidates in recommended pools as well.

The Board believes the following minimum qualifications must generally be met by a director nominee to be recommended by the nominating and corporate governance committee:

●	Each director must display, and have a reputation for, high personal and professional ethics, integrity and values.

●	Each director must have demonstrated sound business judgment.

●

Each director must be accomplished in his or her respective field as an active or former executive or senior leader of a public or private organization, with broad experience at the administrative and/or policy making level in business, government, education, technology or public interest.

●	Each director must have relevant expertise and experience, and be able to offer advice and guidance based on that expertise and experience.

●	Each director must be independent of any particular constituency, be able to represent all stockholders of the Company and be committed to enhancing long-term stockholder value.

●	Each director must have sufficient time available to devote to activities of the Board of Directors and to developing a complete understanding of the Company’s business and markets.

The Board also believes directors should be selected so the Board is balanced with each director contributing talents, skills, and experiences that the Board needs as a team, supplementing existing resources and providing talent for future needs so that the Board is a diverse body.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

We describe below transactions and series of similar transactions, during our last fiscal year, to which we were a party or will be a party, in which:

●	the amounts involved exceeded or will exceed $120,000; and

●	any of our directors, executive officers or holders of more than 5% of our common stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

Other than as described below, there have not been, nor are there any currently proposed, transactions or series of similar transactions meeting this criteria to which we have been or will be a party other than compensation arrangements, which are described where required under “Executive Compensation” and “Director Compensation.”

Shareholders Agreement, Registration Rights Agreement & Registered Offerings

We were party to an amended and restated shareholders agreement with the Former Sponsors, entities affiliated with J.P. Morgan Securities LLC (the “JPM Holders”) and certain other stockholders (the “Shareholders Agreement”), which we entered into in connection with our IPO. We were also party to a registration rights agreement with the Former Sponsors, the JPM Holders and certain other stockholders (the “Registration Rights Agreement” and, together with the Shareholders Agreement, the “Agreements”). Pursuant to the Registration Rights Agreement, the Company facilitated and closed an underwritten offering on February 20, 2024 by certain Former Sponsors of 18,400,000 shares of our common stock (of which the Company repurchased 8,000,000 shares) and a separate underwritten offering on March 15, 2024 by certain Former Sponsors of 7,395,191 shares of our common stock, which were both registered with the SEC (collectively, the “Offerings”). Further, the Shareholders Agreement provided for the reimbursement of certain expenses that the Former Sponsors incurred in connection with providing management services to us. During fiscal year 2024, reimbursements of expenses to the Former Sponsors for management services totaled $0.2 million. Following the Offerings, the Former Sponsors ceased to beneficially own, directly or indirectly, at least 15% of the then outstanding shares of our common stock, and the Agreements were terminated in accordance with their terms. As a result, the Former Sponsors are no longer entitled to any rights under the Agreements.

Indemnification Agreements

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted under Delaware law. In addition, we have entered into customary indemnification agreements with our directors and executive officers. These agreements require us to indemnify these individuals and, in certain cases, affiliates of such individuals, to the fullest extent permissible under Delaware law against liabilities that may arise by reason of their service to us or at our direction, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Related Person Transactions Policy

We have a formal, written policy with respect to the review, approval, ratification and disclosure of related person transactions. The policy requires that a “related person” (as defined in Item 404 of the SEC’s Regulation S-K) or the business leader responsible for entering into the “related person transaction” (as defined in Item 404 of the SEC’s regulation S-K) on our behalf, must, prior to entering into the related person transaction, notify our General Counsel and the chairman of our audit committee of the facts and circumstances of the proposed transaction. Under the policy, our audit committee, and, in limited circumstances, the chairman of our audit committee, is responsible for reviewing the facts and circumstances and determining whether to approve the related person transaction. In particular, our policy requires our audit committee to consider, among other factors it deems appropriate:

●	the related person’s relationship to us and interest in the transaction;

●	the material facts of the proposed transaction, including the proposed aggregate value of the transaction;

●	the impact on a director’s independence in the event the related person is a director or an immediate family member of the director;

●	the benefits to us of the proposed transaction;

●	if applicable, the availability of other sources of comparable products or services; and

●	an assessment of whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.

The audit committee (or audit committee chairman) may only approve those transactions that it determines, in good faith, are in, or are not inconsistent with, our best interests and those of our stockholders.

DIRECTORS

The following table sets forth the name, age as of January 3, 2025 and position of the nominees for election at the Annual Meeting and current directors of REV Group, Inc. whose terms extend past the Annual Meeting. The following also includes certain information regarding our directors’ individual experience, qualifications, attributes and skills and brief statements of those aspects of our directors’ backgrounds that led us to conclude that they are qualified to serve as directors (information for Ms. O’Connell and Mr. Skonieczny is set forth above in “Proposal No. 1 – Election of Directors”). All are incumbent directors and were elected by the stockholders at the 2024 Annual Meeting, other than Mr. Skonieczny, who joined the Board in January 2023, Ms. O’Connell, who joined the Board in August 2023, Ms. Augustine, who joined the Board in May 2024, and Mr. Dauch, who joined the Board in October 2024. Mr. Skonieczny was appointed to the Board when he became our interim CEO, Board members and members of management identified Mses. O’Connell and Augustine, and a search firm identified Mr. Dauch.

Name	Age	Position
Mark Skonieczny	55	President, Chief Executive Officer and Director
Jean Marie “John” Canan(1)(3)	68	Director, Chairman
Charles Dutil(1)(3)	58	Director
Maureen O’Connell(1)(3)	63	Director
Kathleen Steele(2)	49	Director
Cynthia Augustine(2)	67	Director
David Dauch(2)	60	Director

(1)	Member of the audit committee

(2)	Member of the compensation committee

(3)	Member of the nominating and corporate governance committee

Cynthia Augustine

Ms. Augustine has served as a member of our Board of Directors since May 2024. From September 2021 until January 2025, Ms. Augustine served as the Global Chief Talent Officer at McCann Worldgroup, which is part of Interpublic Group (IPG) and a leading global marketing services company with an integrated network of advertising agencies in over 120 countries, where she continues to serve as an advisor. Prior to joining McCann Worldgroup, Ms. Augustine served as the Chief Talent Officer for FCB Global from 2011 to 2021. Ms. Augustine has held a variety of executive human resources roles at companies such as FCB Global, Scholastic, Time Warner and The New York Times Company. Ms. Augustine also sits on the Board of Trustee for the Innocence Project, a nonprofit organization that works to exonerate people who have been falsely convicted of crimes. Ms. Augustine graduated from Sarah Lawrence College with a bachelor’s degree and holds a juris doctorate from Rutgers University School of Law. Because of her extensive background of executive leadership and expertise in talent and human capital management, we believe Ms. Augustine is well qualified to serve on our Board.

Jean Marie “John” Canan, Chairman

Mr. Canan has served as a member of our Board of Directors since August 2016. Mr. Canan brings over 40 years of strategic, business development and financial leadership experience to REV. In March 2014, Mr. Canan retired from Merck & Co., Inc., where he held a number of positions since 1990, including Senior Vice President, Global Controller and Chief Accounting Officer. Mr. Canan is a member of the Board of Directors of Molycop Inc., a private mining consumables company, and serves as the chair of the audit committee. He also is the Chairman of Sauvie, Inc, a private emerging biopharma company. Mr. Canan serves on the Board of Trustees of the US subsidiary of Angkor Hospital for Children based in Cambodia. Mr. Canan graduated from McGill University with a Bachelor of Commerce degree and is a Canadian Chartered Accountant (ret.). Because of his over 40 years of strategic, business development and financial expertise, we believe Mr. Canan is well qualified to serve on our Board.

David Dauch

Mr. Dauch has served as a member of our Board of Directors since October 2024. Mr. Dauch brings over 30 years of industry experience to REV. Since 2012, Mr. Dauch has served as the Chief Executive Officer of American Axle & Automotive Holdings, Inc. (“AAM”). Before that, Mr. Dauch held various senior positions at AAM, including Chief Operating Officer. He also serves as the Chairman of the Board of Directors of AAM and sits on the Board of Directors of Amerisure Mutual Holdings, Inc., the Amerisure Companies and the National Association of Manufacturers. Mr. Dauch graduated from Miami University with a bachelor’s degree in management and graduated from Michigan State University with an MBA. Because of his extensive business and industry experience, we believe Mr. Dauch is well qualified to serve on our Board.

Charles Dutil

Mr. Dutil has served as a member of our Board of Directors since December 2016. Mr. Dutil brings over 30 years of experience in commercial vehicle manufacturing to REV. Since 2002, he has served as President and Chief Executive Officer of Manac Inc. Before that, Mr. Dutil served in various senior positions at Manac Inc., including Executive Vice President and Vice President of Marketing. He also sits on the Boards of Directors of Exprolink and Béton Bolduc Inc. Previously, he was a Director of the Groupe Environmental Labrie Inc., and the Truck Trailer Manufacturers’ Association. Mr. Dutil is a graduate of HEC Montréal and Western Business School. Because of his extensive business and industry experience, we believe Mr. Dutil is well qualified to serve on our Board.

Kathleen Steele

Ms. Steele has served as a member of our Board of Directors since January 2024. Ms. Steele brings over 25 years of investment management and financial leadership experience to REV. Ms. Steele is currently an Advisor to Equity Group Investments, an organization she joined in July 2000, and at which she most recently served as a Managing Director through June 2023. Ms. Steele started her career in the investment banking division of Merrill Lynch, Pierce, Fenner & Smith Incorporated, where she worked on merger and acquisition and capital raising transactions, primarily in the industrial sector. Ms. Steele graduated from Dartmouth College with a Bachelor of Arts degree in economics and mathematics. Because of her extensive investment management and financial leadership expertise, we believe Ms. Steele is well qualified to serve on our Board.

EXECUTIVE OFFICERS

The following table sets forth the name, age as of January 3, 2025 and position of the individuals who currently serve as the executive officers of the Company. The following also includes certain information regarding our officers’ individual experience, qualifications, attributes and skills (information for Mr. Skonieczny is set forth above in “Proposal No. 1 Election of Directors”).

Name	Age	Position
Mark Skonieczny	55	President, Chief Executive Officer and Director
Amy Campbell	48	SVP, Chief Financial Officer
Stephen Zamansky	54	SVP, General Counsel and Secretary

Amy Campbell, Senior Vice President and Chief Financial Officer

Ms. Campbell has served as Senior Vice President and Chief Financial Officer since April 2024. Prior to her appointment as Chief Financial Officer of the Company, Ms. Campbell, 48, previously served as Chief Financial Officer of ASC Engineered Solutions from July 2021 to April 2024 and Chief Financial Officer for BrandSafway’s Commercial and Industrial Division from June 2019 to July 2021. Ms. Campbell also held various positions at Caterpillar, Inc. over 23 years, which included several divisional Chief Financial Officer roles, Vice President of Investor Relations and Chief Audit Officer. Ms. Campbell is a CPA and holds a bachelor’s degree in accounting from Illinois Wesleyan University.

Stephen Zamansky, Senior Vice President, General Counsel and Secretary

Mr. Zamansky has served as Senior Vice President, General Counsel and Secretary of REV since October 2023. Mr. Zamansky, 54, previously served as the Senior Vice President, General Counsel and Secretary at Cooper Tire & Rubber Company from April 2011 through June 2021. Prior to Cooper Tire, he held the same title at Essar Minerals Americas Inc. from 2008 through 2011, and previously served as General Counsel of Titan Energy and DSL.net, Inc. Mr. Zamansky obtained his law degree from Boston College Law School and holds a bachelor’s degree from the University of Michigan.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation of our named executive officers is determined under our compensation program for senior executives. This program is overseen by the Board and its compensation committee (referred to as the “Compensation Committee”). Historically, the Board has determined the compensation of our executive officers in consultation with the recommendations of the Compensation Committee; however, on December 5, 2024, we amended our compensation committee charter to formalize the Compensation Committee’s principal role in the determination of the compensation of our executive officers.

This compensation discussion and analysis focuses on our executive officers listed in the Summary Compensation Table and the other compensation tables below (referred to as our “named executive officers”). Our named executive officers for fiscal year 2024 include our (i) executive officers who served in the roles of our principal executive officer and principal financial officer during fiscal year 2024, (ii) next most highly compensated executive officer during fiscal year 2024, and (iii) an officer who ceased serving as an executive officer during fiscal year 2024, but who would otherwise have been a named executive officer. Our named executive officers for fiscal year 2024 were:

●	Mark Skonieczny, President and Chief Executive Officer;

●	Amy Campbell, Senior Vice President and Chief Financial Officer;

●	Joseph LaDue, Vice President, Corporate Controller and Chief Accounting Officer; and

●	Stephen Zamansky, Senior Vice President, General Counsel and Secretary.

On April 15, 2024, the Board elected Ms. Campbell as the Company’s Chief Financial Officer, replacing Mr. Skonieczny in his role as Interim Chief Financial Officer. Mr. LaDue ceased being an executive officer of the Company as of such date but remains an officer of the Company.

Principal Objectives of Our Compensation Program for Named Executive Officers

Our executive team is critical to our success and to building value for our stockholders. The principal objectives of our executive compensation program are to:

●	attract, retain and motivate high-caliber executive officers by providing a total compensation program that takes into consideration competitive market requirements and strategic business needs;

●	clearly align the financial interests of executive officers with those of our stockholders;

●	encourage behavior consistent with our values and reinforce ethical business practices; and

●	appropriately reward executive officers for creating long-term stockholder value.

Our Compensation Program Best Practices

☑ What we do	☒ What we don’t do
Maintain an independent compensation committee	No “single trigger” change of control payments and benefits
Retain an independent compensation consultant	No tax gross-ups
Robust stock ownership guidelines	No hedging or pledging of our common stock

Clawback policies applicable to cash and equity compensation	No employment agreements with our named executive officers
Provide for performance-based cash incentive compensation	No repricing of underwater stock options permitted without stockholder approval
Maintain multi-year vesting requirements	No incentivizing unnecessary or excessive risk taking
Conduct an annual risk assessment and review of our executive compensation program.	No evergreen provision in our long-term equity plan
One-year minimum vesting requirement under our equity incentive plan, with limited exceptions
Limited perquisites

Role of Compensation Consultant

Mercer (US) Inc. (“Mercer”) was engaged as the Compensation Committee’s independent compensation consultant starting in May 2024 and has provided guidance and advice on compensation-related matters. Mercer replaced Aon, who previously served as the Compensation Committee’s independent compensation consultant. We use a proprietary job grading system, as well as broad-based salary survey data, from Willis Towers Watson. The aggregate cost to the Company of these products and services did not exceed $120,000 during fiscal year 2024. In connection with our engagement of Mercer, our Compensation Committee conducted an assessment of potential conflicts of interest of Mercer, and no conflicts of interest relating to their services were identified.

Compensation Setting Process

Our Chief Executive Officer recommends both the contractual and discretionary compensation of the named executive officers, other than himself, to our Compensation Committee. Historically, our Board has had overall responsibility for overseeing our executive compensation policies and compensation plans and programs, with the assistance of our Compensation Committee. However, as of December 5, 2024, we amended our Compensation Committee charter to formalize the Compensation Committee’s principal role in overseeing our executive compensation policies and compensation plans and programs. Historically, in consultation with our Chief Executive Officer, our Compensation Committee and Board review our achievements as a company and those of our executive officers when determining the specific type and level of compensation of our named executive officers.

We believe the levels of compensation we provide should be competitive, reasonable and appropriate to attract and retain talent to meet our business needs. In addition to certain information provided by Mercer, with respect to executive officer and director compensation matters as discussed below, we have informally considered the competitive market for corresponding positions within comparable geographic areas and companies of similar size, industry and stage of development. The Board and the Company have also used a defined peer group for benchmarking executive pay levels and practices. The Board reviewed various data provided by our compensation consultant and selected the following twelve peer companies:

Alamo Group Inc.

Astec Industries, Inc.

Blue Bird Corporation

Federal Signal Corporation

The Greenbrier Companies, Inc.

Hyster-Yale Materials Handling, Inc.

LCI Industries

Miller Industries, Inc.

The Manitowoc Company, Inc.

Titan International, Inc.

Wabash National Corporation

Winnebago Industries, Inc.

In fiscal year 2024, The Greenbrier Companies, Inc. was added as a peer company and The Shyft Group, Inc. was removed as a peer company. These changes were made to ensure the peer group continues to contain companies of similar size (both in terms of revenue and market capitalization) and industry.

Compensation was determined with the application of subjective discretion rather than by applying a rigid formula or matrix to set total compensation in relation to compensation paid by peer companies. Our historical approach has been to consider competitive compensation practices and other factors, such as how much compensation was necessary to recruit, motivate and retain an executive officer, as well as individual performance.

For the named executive officers (other than our Chief Executive Officer), our Chief Executive Officer has considered each named executive officer’s responsibilities and prior experience. Our Chief Executive Officer then consults with the Compensation Committee and Board on his recommendations regarding base salary increases, formula based and discretionary bonus and incentive amounts and equity award amounts and advises them regarding the compensation program’s ability to attract, retain and motivate executive talent. These recommendations reflect compensation levels that our Chief Executive Officer believes are commensurate with each named executive officer’s individual qualifications, experience, responsibility level, functional role, knowledge, skills and individual performance, as well as our Company’s performance and competitive offerings, and the peer company benchmarking data.

In determining our Chief Executive Officer’s compensation, the Board takes into consideration our performance, our Chief Executive Officer’s contribution to that performance and the desire to retain and motivate the Chief Executive Officer, and the peer company benchmarking data.

Historically, the Compensation Committee assisted the Board in the administration of our executive compensation program in accordance with its charter, including making recommendations to our Board for approval of various matters. However, on December 5, 2024, we amended our Compensation Committee charter to formalize the Compensation Committee’s principal role in the administration of our executive compensation program.

Stockholder Engagement and Say-on-Pay Vote

We are committed to open and ongoing communication with our stockholders, including with respect to executive compensation and corporate governance matters.

At our 2024 Annual Meeting, our stockholders approved by approximately 98% of the votes cast, on an advisory basis, the 2023 compensation of our named executive officers. The Compensation Committee has carefully considered the results of the advisory vote and believes that those results validate our executive compensation program, performance assessment and decision-making process.

Elements of Compensation

The following is a discussion of the primary elements of the compensation for each of our named executive officers.

Annual Base Salary

We believe that providing each of our named executive officers a competitive annual base salary is an important component of compensation. A competitive annual base salary provides a degree of financial stability to our named executive officers that enhances their performance on behalf of our stockholders and is critical to recruiting and retaining our named executive officers. We do not have formal written policies or guidelines for setting or adjusting the annual base salary of our named executive officers but instead make a subjective determination based on certain factors that we believe are relevant. Specifically, we will consider the executive’s experience, responsibilities and unique leadership skills as well as any changes in the competitive market environment. For fiscal year 2024, survey and proxy data were considered in recommendations made by the Chief Executive Officer to the Board for changes in the base salaries of the other executive officers. For fiscal year 2024, survey and proxy data were also considered in recommendations made to the Board for changes in the base salaries of our Chief Executive Officer. Any changes were consistent with market data, the experience and performance of the executive officers.

Annual Cash Incentive Program

An annual cash incentive program is recognized as a competitive element of executive compensation and is critical to recruiting and retaining our named executive officers. Further, it incentivizes our named executive officers to achieve annual results in line with the expectations of our stockholders. For fiscal year 2024, our named executive officers participated in the REV Group Management Incentive Plan, which we refer to as the MIP. The MIP metrics, targets and weighting used to calculate payments for the named executive officers were based on full company performance and were the same as those used for calculating MIP payment for all corporate employees. The MIP calculations for employees at a segment, division or business unit level used similar types of metrics as the corporate MIP, but the metrics and targets were based at least partially on segment, division and/or business unit performance, and weighting between metrics differed based on an employee’s segment, division or business unit position. Under the MIP, incentive payments for named executive officers are based on each named executive officer’s incentive target and the achievement of company performance metrics as well as, if applicable, individual performance metrics as described below. The Board, in its discretion, may increase or reduce the size of any payout under the MIP. For fiscal year 2024, the incentive targets for our named executive officers, as a percentage of base salary, were as follows:

●	Mark Skonieczny—120%

●	Amy Campbell—75%

●	Joseph LaDue—40%

●	Stephen Zamansky—70%

Whether named executive officers would be eligible to receive incentive payments under the MIP was determined based on a combination of the Company’s annual Adjusted EBITDA and annual monthly net working capital as a percent of sales (“Average NWC”). Adjusted EBITDA is a non-GAAP metric that represents net income before interest expense, income taxes, depreciation and amortization, adjusted for stock-based compensation expense, sponsor expense reimbursement and exceptional items, which are determined to be those that in the company’s judgment are not indicative of our ongoing operating performance. The annual corporate targets for fiscal year 2024 were $155 million of Adjusted EBITDA and Average NWC of 10.9%. Threshold performance levels of both 90% of Adjusted EBITDA target and 75% of Average NWC target must be met before any annual incentive payments are made to our named executive officers. At 75-90% of Average NWC target and 90% of Adjusted EBITDA target, MIP participants receive 15% of their individual incentive target. At 90% achievement of annual targets, MIP participants receive 30% of the annual portion of their individual incentive target. At 100% achievement of annual targets, MIP participants receive 100% of the annual portion of their individual incentive targets. Participants can achieve a maximum incentive payment of 200% of individual incentive target if annual Adjusted EBITDA is 20% better than target and Average NWC is 20% better than target. For fiscal year 2024, a MIP payout factor of 109% was achieved; the Company’s annual Adjusted EBITDA met 105% of target and the Average NWC met 95% of target. During its meeting on December 5, 2024, the Board approved a discretionary adjustment to the MIP payout factor to adjust the final MIP payout factor for all corporate employees to 115%. This discretionary adjustment was made to recognize executive officers and all corporate employees for their achievement in reducing debt in fiscal year 2024, along with lowering the net working capital in the latter part of fiscal year 2024. Our Board has discretion to adjust the MIP payout.

Participants’ calculated MIP may be adjusted by an Individual Performance Factor that can adjust each participants’ calculated award up or down by 20% based on their individual performance. Our Board has discretion to adjust the MIP payout for our Chief Executive Officer. Our Chief Executive Officer may recommend adjustments to the MIP payouts of the other named executive officers to our Board. Criteria used to determine if an award will be adjusted is based on performance on individual goals, including impact to business results, and demonstration of REV Behaviors and how results are achieved. The Board did approve an increase of 12% to our CEO’s MIP payout in recognition of his leadership through fiscal year 2024 in filling all open critical leadership positions at the Company and his work to divest the Company’s bus businesses, Collins Bus Corporation and ElDorado National (California), Inc. The Board did not approve any adjustments to our other named executive officers based on their applicable Individual Performance Factors.

REV Behaviors are a list of expectations for employees, supervisors/managers and senior leaders across the organization. The REV Behaviors pair our values with concrete descriptions of how we work and the way we get things done. We use the REV Behaviors in many of our key people processes, including interviewing, individual performance goal plans, performance reviews, and individual performance factor adjustments for our MIP and LTIP. REV behaviors don’t denote “what” an employee does on the job, but rather “how” they get their work done.

Long-Term Equity Compensation

Our stockholder-approved Amended and Restated REV Group, Inc. 2016 Omnibus Incentive Plan (“Omnibus Plan”) provides for the grant of incentive and non-qualified stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), performance awards, deferred awards, other share-based awards and other cash-based awards.

The Board, or, to the extent authority is delegated by the Board, the Compensation Committee or other committee (each, an “Administrator”) will determine the effect of a termination of employment or service on outstanding awards, including whether the awards will vest, become exercisable, settle or be forfeited. Under the Omnibus Plan, in the event of a change in control, except as otherwise provided in an applicable agreement, the Administrator may provide for: (1) continuation or assumption of outstanding awards under the Omnibus Plan by us (if we are the surviving corporation) or by the surviving corporation or its parent; (2) substitution by the surviving corporation or its parent of awards with substantially the same terms and value as such outstanding awards under the Omnibus Plan; (3) acceleration of the vesting (including the lapse of any restrictions, with any performance criteria or conditions deemed met at target) or the right to exercise outstanding awards immediately prior to the date of the change in control and the expiration of awards not timely exercised by the date determined by the Administrator; or (4) in the case of outstanding stock options and SARs, cancelation in consideration of a payment in cash or other consideration equal to the intrinsic value of the award.

For fiscal year 2024, our named executive officers received grants of restricted stock awards (“RSAs”) or RSUs. These grants provide long-term incentives to our named executive officers while aligning their interests with our stockholders. Outstanding RSAs and RSUs generally vested in equal, annual installments over a four-year period, but may have a shorter vesting period, as in the case of new hires who are forfeiting compensation to previous employers. When determining each named executive officer’s award, we considered market compensation data, the executive’s performance, experience, responsibilities and unique leadership skills, as well as the retentive effect of the equity award. In fiscal year 2024, we did not grant any stock options under the Omnibus Plan to our named executive officers.

Participants’ annual equity awards may be adjusted up or down based on their individual performance and long-term potential. Our Board has discretion to adjust the equity award for our Chief Executive Officer. Our Chief Executive Officer may make recommendations to adjust equity awards of the other named executive officers to our Board. Criteria used to determine if an award will be adjusted is based on performance, including impact to business results, and demonstration of REV Behaviors and how results are achieved.

We anticipate that we will continue to use equity awards as an integral part of our executive compensation program. Equity awards are an important component of compensation for named executive officers and other executive leadership positions. REV Group provides annual equity awards in alignment with market compensation practices and to align interests with our stockholders.

Updates to Long-Term Equity Compensation for December 2024 Grants and Going Forward

In the latter half of fiscal year 2024, as part of our continued focus on aligning the interests of our executive officers with those of our stockholders and ensuring our compensation program takes into consideration competitive market requirements, we commenced a review of our equity compensation practices and have begun making updates to our equity compensation practices beginning with the December 2024 equity grants. As described below, these changes are intended to strengthen and increase the competitiveness of our equity compensation practices while also aligning executive compensation with stockholder interests. Key updates to our equity compensation practices include:

●	We will no longer grant RSAs and instead only grant RSUs as part of the annual grant cycle. RSA grants are no longer common amongst our peer companies.

●

We have decreased the vesting schedule for annual grants of RSUs from 4-year ratable vesting to 3-year ratable vesting. A 3-year ratable vesting schedule is most common amongst our peer companies. By moving to a 3-year vesting schedule, we believe our equity compensation practices will be more effective in the recruitment and retention of talent.

●

We will include grants of performance stock units (“PSUs”) as part of the annual grants made to the CEO and other senior leadership. Making PSUs an integral part of our equity compensation practices further aligns the compensation for our executive officers with the interests of our stockholders.

Accordingly, beginning with the December 2024 equity grants:

●	All existing RSAs will continue to vest per the existing award agreements, and we anticipate that we will not have any outstanding RSAs after December 31, 2027.

●	Executive officers will receive annual grants that consist of a mix of RSUs and PSUs. Our CEO’s regular annual grants will consist of at least 50% PSUs.

●	RSUs granted as part of the annual grant cycle will vest over 3 years.

●	Our PSUs will be based on the achievement of a relative return on invested capital (ROIC) value, with a relative total shareholder return (TSR) modifier.

●

Our PSUs included in the annual grant cycle will ultimately have a 3-year cliff vesting schedule. The PSUs granted over the next three years will have the following vesting schedule in order to provide a more normalized overall vesting schedule during this transition period:

○	The December 2024 PSU grant will vest over 3 years: December 2025, December 2026, and December 2027.

○	The December 2025 PSU grant will vest over 2 years: December 2027 and December 2028.

○	The December 2026 PSU grant will be fully transitioned to 3-year cliff vesting, and will fully vest in December 2029.

Employment Arrangements with Named Executive Officers

Offer Letters

Each of our named executive officers received an offer letter from the Company that follows a common template and sets forth the named executive officer’s annual base salary and other main components of compensation.

Severance and Change in Control Agreements

We maintain a severance policy (the “Severance Policy”), and, in addition, each of our named executive officers have signed a Change in Control Severance Agreement (the “CIC Agreements”). The purpose of the Severance Policy and the CIC Agreements is to provide reasonable and consistent severance benefits upon qualifying termination events. The severance policy and CIC Agreements are described in more detail below under “—Potential Payments Upon Termination or Change in Control”.

Restrictive Covenants

Each of our named executive officers is a party to agreements, including the CIC Agreements and other agreements, which provide that during the employment period and for a period following a termination of employment, the named executive officer will not, directly or indirectly, solicit our employees or customers. These agreements also prevent each named executive officer from directly or indirectly competing with the Company during the employment period and for a period following a termination of employment and contain nondisclosure covenants.

Special Arrangements with our Named Executive Officers in Fiscal Year 2024

In connection with her appointment as Senior Vice President and Chief Financial Officer of the Company effective April 15, 2024, we entered into an offer letter with Ms. Campbell providing that Ms. Campbell (i) will receive an initial annual base salary of $500,000, (ii) will receive a one-time sign-on bonus payment of $150,000, payable within the first 45 days of employment, subject to reimbursement in the event Ms. Campbell leaves the Company within one year of her start date and (iii) will be eligible to participate in the MIP for fiscal year 2024 at a target level of 75% of base salary, with a maximum payout of 200% of base salary. Additionally, we granted Ms. Campbell an initial restricted stock award equivalent to $500,000, vesting in equal installments on December 31st of each of 2024, 2025, 2026 and 2027.

On August 29, 2024, the Company’s compensation committee and Board approved an adjustment to the financial targets related to the vesting of performance stock units that were previously granted to certain participants in the Company’s Amended and Restated 2016 Omnibus Incentive Plan, to reflect the impact of the sale of Collins Bus Corporation earlier this year. After such adjustments, on September 4, 2024, 169,651 shares of common stock vested with respect to Mr. Skonieczny’s performance stock awards.

On December 5, 2024, the Company’s Board approved an ad hoc bonus to Mr. LaDue in an amount of $30,000 in in recognition of his efforts on the sale of Collins Bus Corporation earlier this year.

Other Benefits

Retirement Plan

We maintain a qualified defined contribution 401(k) plan for all of our employees. Our named executive officers participate in this plan on the same basis as our employees generally. Under the plan, employees may elect to defer eligible pay up to the annual maximum allowed under the Internal Revenue Code. The Company makes a safe harbor matching contribution equal to 100% of the first 3% of salary contributed by a participating employee, and a 50% matching contribution of the next 2% of salary contributed by a participating employee, for a total employer matching contribution of 4%. Company matching contributions begin after enrollment, and participating employees are 100% vested immediately in such contributions.

Deferred Compensation Plan

Our named executive officers and all of our highly compensated employees (as defined in the Internal Revenue Code) are eligible to participate in the REV Group, Inc. Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”). Eligibility to participate in the deferred compensation plan is limited to a select group of management or highly compensated employees. Participants are permitted to defer between 1% and 100% of their base salary and annual incentive payment. Participants select the allocation of their accounts among investment indices selected by the Company. The Company does not provide matching contributions to participants of the deferred compensation plan. Additionally, the Company does not provide above-market or preferential earnings under the Deferred Compensation Plan. Our Board may amend the plan at any time, as long as such amendment does not have any retroactive effect to reduce any amounts allocated to a participant’s accounts. None of our named executive officers currently participate in the deferred compensation plan.

Health, Welfare and Other Benefit Plans

Our named executive officers are entitled to the same health and welfare benefits as our employees generally, including medical, dental and vision insurance, as well as flex and health savings accounts, life insurance, short-term disability insurance (fully paid by the Company), long-term disability insurance, accident insurance and critical illness insurance.

We offer relocation benefits to newly hired named executive officers as necessary. Our named executive officers did not receive any other perquisites in fiscal year 2024 and we do not provide any named executive officer with any tax gross-ups or other reimbursement for amounts the executive officer might pay pursuant to Section 280G or Section 409A of the Internal Revenue Code or otherwise.

Compensation Risk Assessment

Our Compensation Committee has performed a review of compensation policies and practices for all of our employees and has concluded that our compensation policies and practices are not reasonably likely to have a material adverse effect on us.

Stock Ownership Guidelines

We believe it is important for our named executive officers to be owners in the Company to ensure the alignment of their goals with the interests of our stockholders. We established guidelines of equity ownership for our CEO equivalent to five times his base salary and for our other named executive officers who report to the CEO equivalent to three times their respective base salaries. Other executive officers who do not report to the CEO have a guideline equivalent to two times their base salary. Further, the guidelines also expect independent directors to own equity equal to three times their annual cash retainer for serving on the board, if any. Each has a transition period of five years to meet the requirements set forth in the guidelines to the extent they are not currently in compliance with this guideline. As of the date hereof, our named executive officers and directors have either achieved these guidelines or are on track to achieve the guidelines within the required five-year period. The Compensation Committee reviews the stock ownership of the executive officers and directors on an annual basis to ensure compliance with the ownership guidelines. In early fiscal year 2024, we updated our stock ownership guidelines, such that our executive officers who report to the Chief Executive Officer must obtain the equivalent to three times their base salaries, and other executive officers must obtain the equivalent to two times their base salaries.

Clawback Provisions for Executive Officers

Any MIP award, or grant through the Omnibus Plan, is subject to “clawback” in accordance with any clawback policy that the Company has adopted and pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, Section 10D of the Exchange Act and Section 303A.14 of the NYSE Listed Company Manual (“Financial Restatement Clawback Policy”). The Financial Restatement Clawback Policy requires that any incentive compensation paid to any current or former executive officer is subject to “clawback” if the incentive compensation was calculated based on financial statements that were required to be restated due to material noncompliance with financial reporting requirements and that such noncompliance resulted in overpayment of the incentive compensation within the three fiscal years preceding the date the restatement was required. Any “clawback” of such incentive compensation under the Financial Restatement Clawback Policy is limited to the portion that the executive should not have received if the financial statements that were required to be restated due to material noncompliance with financial reporting requirements had been reported properly. The Financial Restatement Clawback Policy does not limit the ability of the Company to pursue forfeiture or reclaim payments under other legal rights. Additionally, the Administrator may generally cancel or require reimbursement of any awards granted under the Omnibus Plan (including time- and performance-based awards) and shares of common stock issued or cash received upon vesting, exercise or settlement of any such award or sale of shares of common stock underlying such award.

We also believe it is important to hold our executive officers accountable for misconduct that was a contributing factor to the Company having to restate any financial statements or that resulted in reputational harm to the Company. Any bonuses paid or incentive compensation paid, credited to or earned by an executive officer is subject to “clawback” in accordance with the Company’s clawback policy for misconduct (“Misconduct Clawback Policy”). The Misconduct Clawback Policy requires that, if the Board determines that misconduct was a contributing factor to the Company having to restate any financial statements or resulted in reputational harm to the Company, the Board may require the Company to seek reimbursement or forfeiture of any bonuses paid or incentive compensation paid, credited to or earned by an executive officer. The amount of any such compensation subject to forfeiture is limited to the portion in excess of the amounts that would have been paid, credited to or earned by such executive officer during the three-year period preceding the date on which the Company is required to prepare the restatement based directly on the restated financial results.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally imposes a $1 million cap on federal income tax deductions for compensation paid to our Chief Executive Officer and to certain other highly compensated officers during any fiscal year. The Board and our Compensation Committee continues to have the flexibility to pay nondeductible compensation if it believes it is in the best interests of the Company, including when it believes such payments are appropriate to attract and retain executive talent.

Any equity awards that may be granted to our employees, including our executive officers, pursuant to the Omnibus Plan or any other long-term incentive plans that we may adopt, will be reflected in our consolidated financial statements, based upon the applicable accounting guidance, at fair market value on the grant date in accordance with FASB Accounting Standards Codification, Topic 718, “Compensation—Stock Compensation.”

Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

Kathleen Steele, Chair

Cynthia Augustine

David Dauch

Summary Compensation Table

The following table sets forth information regarding the compensation awarded to, earned by or paid to each of our named executive officers for fiscal years 2024, 2023 and 2022.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Mark Skonieczny, President and Chief Executive Officer (4)	2024	900,000	—	2,842,611	1,391,040	13,800	5,147,451
	2023	669,290	325,000	3,509,597	1,377,158	13,200	5,894,245
	2022	484,100	—	1,651,350	—	12,200	2,147,650
Amy Campbell, SVP and Chief Financial Officer (5)	2024	273,224	150,000	520,057	223,918	—	1,167,199
Joseph LaDue, VP, Corporate Controller and Chief Accounting Officer (6)	2024	240,492	30,000	145,319	110,471	9,618	535,900
	2023	226,165	—	112,032	162,839	9,513	510,549
Stephen Zamansky, SVP, General Counsel and Secretary (6)	2024	450,000	—	—	362,250	16,915	829,165
	2023	3,462	—	623,370	—	—	626,832

(1)

Represents the aggregate grant date fair value of RSU, RSA and PSU awards calculated in accordance with FASB ASC Topic 718. The assumptions we used in valuing RSA and PSU awards are described in Notes 2 and 14 to our fiscal year 2024 audited consolidated financial statements.

(2)

The amounts reported in this column represent the amounts earned under the MIP for fiscal year 2022, fiscal year 2023 and fiscal year 2024, paid in fiscal year 2023, fiscal year 2024 and fiscal year 2025, respectively.

(3)	Reflects the following for fiscal year 2024:

(i)	Company matching contributions under the 401(k) plan in the amounts of $13,800 to Mr. Skonieczny, $9,618 to Mr. LaDue, and $16,915 to Mr. Zamansky.

(4)

Mr. Skonieczny served as Chief Financial Officer up until January 27, 2023. From January 27 through May 17, 2023 he served as CFO and Interim CEO. On May 18, 2023 he was appointed President and Chief Executive Officer and continued to serve as Interim CFO until April 15, 2024.

(5)	Because this named executive officer was an NEO only in 2024, no disclosure is included for 2023 or 2022. Ms. Campbell was hired as Chief Financial Officer on April 15, 2024.

(6)	Because this named executive officer was an NEO only in 2024 and 2023, no disclosure is included for 2022.

(i)	Mr. LaDue ceased to be an NEO as of April 15, 2024 but remains an officer of the Company.

(ii)	Mr. Zamansky was hired as SVP, General Counsel and Secretary on October 30, 2023. His values for fiscal year 2023 reflect the portion of the fiscal year he was employed by the Company.

Grants of Plan-Based Awards

In fiscal year 2024, the following named executive officers then employed by the Company received an award of restricted stock or restricted stock units equal to a percentage of their base salary for fiscal year 2024 as follows: Mr. Skonieczny received 300% and Mr. LaDue received 40%.

Ms. Campbell received an award of 23,532 shares of restricted stock on April 15, 2024 in connection with her appointment as SVP and Chief Financial Officer. Mr. Zamansky did not receive an award of restricted stock or restricted stock units in fiscal year 2024, in light of the initial restricted stock award he received when he joined the Company shortly before the start of the fiscal year. The following table sets forth the plan-based awards and opportunities granted to our named executive officers during the fiscal year ending October 31, 2024.

	Award / Grant Type		Estimated Future Payouts Under Non- Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards
Name		Grant Date	Threshold	Target	Maximum

			($)	($)	($)	(#)	($)
Mark Skonieczny	RSAs	12/08/2023 (1)				173,860	2,842,611
	MIP		162,000	1,080,000	2,160,000

Amy Campbell (2)	RSAs	4/15/2024 (3)				23,532	520,057
	MIP		29,207	194,712	389,424

Joseph LaDue	RSUs	12/08/2023 (4)				8,888	145,319
	MIP		14,409	96,062	193,124

Stephen Zamansky	MIP		47,250	315,000	630,000

(1)	The 12/08/2023 RSA grant for Mr. Skonieczny will vest in four equal installments on each of December 31, 2024, 2025, 2026 and 2027.

(2)	MIP for Ms. Campbell is prorated for fiscal year 2024 based on her hire date of April 15, 2024.

(3)	The 4/15/2024 RSA grant for Ms. Campbell will vest in four equal installments on each of December 31, 2024, 2025, 2026 and 2027.

(4)	The 12/08/2023 RSU grant for Mr. LaDue will vest in four equal installments on each of December 31, 2024, 2025, 2026 and 2027.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding equity awards held by our named executive officers as of October 31, 2024.

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Mark Skonieczny (1)						341,362	9,046,093
Amy Campbell (2)						23,532	623,598
Joseph F. LaDue (3)						19,042	504,613
Stephen Zamansky (4)						43,776	1,160,064

(1)	For Mr. Skonieczny, the RSAs are scheduled to vest as follows: 119,352 on December 31, 2024, 101,944 on December 31, 2025, 76,601 on December 31, 2026, and 43,465 on December 31, 2027.

(2)	For Ms. Campbell, the RSAs are scheduled to vest as follows: 5,883 on December 31, 2024, 5,883 on December 31, 2025, 5,883 on December 31, 2026, and 5,883 on December 31, 2027.

(3)	For Mr. LaDue, the RSUs are scheduled to vest as follows: 7,160 on December 31, 2024, 5,321 on December 31, 2025, 4,339 on December 31, 2026, and 2,222 on December 31, 2027.

(4)	For Mr. Zamansky, the RSAs are scheduled to vest as follows: 10,944 on December 31, 2024, 10,944 on December 31, 2025, 10,944 on December 31, 2026, and 10,944 on December 31, 2027.

Option Exercises and Stock Vested

No stock options were exercised by our name executive officers during fiscal year 2024. The following table sets forth information regarding shares of restricted stock that vested and shares that were acquired on the vesting of PSUs and RSUs during fiscal year 2024.

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

(a)	(b)	(c)
Mark Skonieczny	292,157	6,782,760
Amy Campbell	—	—
Joseph LaDue	4,938	89,723
Stephen Zamansky	—	—

Potential Payments Upon Termination or Change in Control

The information below describes the compensation and benefits due to each of our current named executive officers in the event of termination of employment or a change in control under the circumstances described below.

Severance Policy. The Severance Policy provides severance payments to participants upon an “involuntary separation from service,” which includes an elimination for lack of work, cost containment, a general reduction in force, or other reasons unrelated to job performance. An “involuntary separation from service” specifically excludes a termination of employment for cause or otherwise due to job performance or other job-related matters. Receipt of severance payments is contingent on a participant’s execution and non-revocation of a release of claims.

The following amounts reflect the severance payments our named executive officers would have been eligible to receive under the Severance Policy upon experiencing an “involuntary separation from service” on October 31, 2024:

●	Mark Skonieczny—$900,000

●	Amy Campbell—$500,000

●	Joseph LaDue —$242,000

●	Stephen Zamansky —$450,000

Change in Control Severance Agreements. Our named executive officers have each signed a CIC Agreement which provides for double-trigger payments upon a qualifying termination of employment in connection with a change in control of the Company (“Change in Control”). The termination payment upon a Change in Control shall be an amount equal to two times or three times (for the CEO) the sum of (i) the named executive officer’s base salary in effect as of the termination of employment or, if higher, the named executive officer’s base salary that was in effect immediately prior to the Change in Control, plus (ii) the greater of (x) the named executive officer’s target MIP for the Company’s fiscal year that includes the named executive officer’s termination date or (y) the executive’s target MIP for the fiscal year during which the Change in Control occurred. Additionally, the CIC Agreements provide for (i) reasonable outplacement services of up to $30,000 and (ii) continuation of hospitalization, medical and dental coverage at the expense of the Company for the earlier of (A) the 18-month anniversary of the termination date or (B) such time as the named executive officer has obtained new employment and is covered by benefits that are at least as favorable in the aggregate to the benefits that the named executive officer received prior to termination.

The termination payment shall be contingent on the named executive officer executing a general release of claims and the expiration of the revocation period applicable to the release. Except as otherwise provided in the CIC Agreements, the termination payment shall be paid to the executive in a cash lump sum as soon as practical following the named executive officer’s execution of, and expiration of the revocation period provided for in, the release. The named executive officer shall not be required to mitigate the amount of the termination payment by securing other employment or otherwise, nor will such termination payment be reduced by reason of the named executive officer securing other employment or for any other reason. If the named executive officer is entitled to the termination payment under his or her CIC Agreement, the termination payment shall be in lieu of any payments under any other severance policy or practice of the Company.

Pursuant to the CIC Agreements, following the termination of his or her employment with the Company for any reason, each named executive officer is generally subject to restrictive covenants of (i) trade secret non-disclosure

for perpetuity; (ii) confidential information

non-disclosure

for two years;

(iii) non-solicitation

of existing or prospective clients of the Company for 24 months for the CEO and 18 months for the other named executive officers;

(iv) non-solicitation

of employees of the Company for 24 months for the CEO and 18 months for the other named executive officers; and

(v) non-competition

for 24 months for the CEO and 18 months for the other named executive officers.
The following amounts reflect the severance payments our named executive officers would have been eligible to receive under their Change in Control Severance Agreement upon experiencing a qualifying termination in connection with a Change in Control on October 31, 2024:

●	Mark Skonieczny—$5,940,000

●	Amy Campbell—$1,750,000

●	Joseph LaDue —$677,600

●	Stephen Zamansky—$1,530,000
No Single Trigger Accelerated Vesting Upon Change in Control
. Our named executive officers do not hold any unvested equity awards, including stock options, that would have vested if a change in control had occurred on October 31, 2024. For the purposes of Mr. Zamansky’s RSAs granted on October 31, 2023, in the event of both (i) a Change in Control of the Company (as defined in the CIC Agreements) and (ii) termination of employment without Cause or for Good Reason (each as defined in the CIC Agreements) within twelve (12) months following the date of such Change in Control of the Company, any unvested shares would vest immediately.
Pay versus performance
As required by Item 402(v) of Regulation

S-K,

set forth below are certain disclosures related to executive compensation and company performance based on financial performance measures selected by the SEC and the Company. For a discussion of the Company’s executive compensation policies and programs and an explanation of how executive compensation decisions are made, please refer to the “—Compensation Discussion and Analysis” section in this Proxy Statement.
The table below is required to include, for 2024, “compensation actually paid” to the CEO and the average compensation actually paid for non-CEO

named executive officers. Compensation actually paid represents a calculation of compensation that differs significantly from the 2024 summary compensation table calculation of compensation, as well as the way in which the Company views annual compensation decisions, as discussed in the “Executive Compensation—Compensation Discussion and Analysis” section of this Proxy Statement. The below table also provides information on the Company’s cumulative total shareholder return assuming reinvestment of dividends (“TSR”), the cumulative TSR of the peer group described below, net income attributable to the Company and Adjusted EBITDA.

Year	Summary Compensation Table Total for Current PEO (1)(2)	Summary Compensation Table Total for Former PEO (1)(2)	Compensation Actually Paid to Current PEO (3)(5)	Compensation Actually Paid to Former PEO (3)(5)	Average Summary Compensation Table Total for non-PEO Named Executive Officers (2)(4)	Average Compensation Actually Paid to non-PEO Named Executive Officers (4)(5)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (6)	Value of Initial Fixed $100 Investment Based on Peer Group Total Shareholder Return (6)	Net Income (in millions)	Adjusted EBITDA (in millions)

2024	$5,147,451	N/A	$11,588,149	N/A	$844,088	$1,135,536	$417.61	$167.38	$257.6	$162.8
2023	$5,894,245	$3,529,954	$6,963,743	$(2,012,848)	$733,276	$287,640	$188.30	$123.79	$45.3	$156.6
2022	N/A	$3,471,030	N/A	$1,717,568	$1,260,617	$1,001,188	$178.98	$120.85	$15.2	$105.1
2021	N/A	$5,874,288	N/A	$12,274,503	$1,267,080	$1,973,101	$193.65	$152.83	$44.4	$141.5

(1)	Mr. Skonieczny has served as the Company’s principal executive officer since January 27, 2023. Rodney Rushing served as the Company’s principal executive officer until January 27, 2023.

(2)	Reflects the amounts reported in the summary compensation table.

(3)
Reflects the value of equity awards calculated in accordance with the SEC methodology for determining “compensation actually paid” for 2024. Pursuant to SEC rules, the PvP Table includes the change in fair value of multiple outstanding unvested equity awards for each year shown.

(4)	The remaining non-CEO named executive officers are:

(i)	for 2024: Amy Campbell, SVP and Chief Financial Officer; Joseph LaDue, VP, Corporate Controller and Chief Accounting Officer and Stephen Zamansky, SVP, General Counsel and Secretary.

(ii)
for 2023: Joseph LaDue, VP, Corporate Controller and Chief Accounting Officer; Stephen Zamansky, SVP, General Counsel and Secretary; Stephen W. Boettinger, Former SVP, General Counsel and Secretary and Christopher M. Daniels; Former SVP, Chief Human Resources Officer. Compensation for our
non-CEO
named executive officers reflects the amounts reported in the summary compensation table.

(iii)
for 2021 and 2022: Mark Skonieczny, Former SVP, Chief Financial Officer; Stephen W. Boettinger, Former SVP, General Counsel and Secretary; Christopher M. Daniels; Former SVP, Chief Human Resources Officer.

(5)
The dollar amounts reported in these columns represent the amount of “compensation actually paid,” adjusted as follows in the table below, as determined in accordance with SEC rules. The Company does not sponsor or maintain a defined benefit plan, so no adjustment for pension benefits is included in the table below. Fair values set forth in the table below are computed in accordance with ASC 718 as of the end of the respective fiscal year, other than fair values of the awards that vest in the covered year, which are valued as of the applicable vesting date. The reconciliation from the Summary Compensation Table to “compensation actually paid” is summarized in the table below.

(6)
TSR represents cumulative TSR for the period commencing on October 31, 2020 until October 31, 2024, October 31, 2023, October 31, 2022 and October 31, 2021, respectively. For the Peer Group, the TSR is a weighted peer group TSR which is comprised of 33.3% Russell 2000, 33.3% RV companies Thor Industries, Inc. and Winnebago Industries, Inc. (the “RV Peers”) and 33.3% specialty vehicle companies The Shyft Group, Inc., Federal Signal Corporation, Blue Bird Corporation and Oshkosh Corporation (the “Specialty Vehicles”), which RV Peers and Specialty Vehicles are the two indices that the Company uses for purpose of the stock performance graph required under Item 201(e)(1)(ii) of Regulation
S-K.

Year	Executives	Summary Compensation Table Total (1) (a)	Grant Date Fair Value of Stock Awards Reported in Summary Compensation Table (2) (b)	Year End Fair Value of New Awards (i)	Change in Fair Value of Outstanding Unvested Awards from Prior Years (ii)	Change in Fair Value of Awards from Prior Years that Vested (iii)	Change in Fair Value of Awards from Prior Years that failed to meet the applicable vesting conditions (iv)	Total Equity Compensation Actually Paid (3) (c) = (i) + (ii) + (iii) + (iv)	Total Compensation Actually Paid (4) (d) = (a) – (b) + (c)

2024	Current PEO	$5,147,451	$2,842,611	$4,607,290	$2,053,575	$2,622,444	—	$9,283,309	$11,588,149
	Non-PEO NEO	$844,088	$221,792	$286,377	$220,394	$6,469	—	$513,239	$1,135,536
2023	Current PEO	$5,894,245	$3,509,597	$4,588,057	$68,732	$(77,694)	—	$4,579,095	$6,963,743
	Former PEO	$3,529,954	$2,590,487	—	$116,457	$(326,928)	$(2,741,844)	$(2,952,315)	$(2,012,848)
	Non-PEO NEOs	$733,276	$381,944	$185,989	$3,776	$(19,664)	$(233,793)	$(63,692)	$287,640
2022	Former PEO	$3,471,030	$2,556,830	$2,156,589	$(777,350)	$(575,871)	—	$803,368	$1,717,568
	Non-PEO NEO	$1,260,617	$811,155	$684,179	$(98,870)	$(33,581)	—	$551,727	$1,001,188
2021	Former PEO	$5,874,288	$3,810,528	$5,182,443	$4,143,718	$884,582	—	$10,210,743	$12,274,503
	Non-PEO NEO	$1,267,080	$493,164	$769,804	$408,027	$21,354	—	$1,199,185	$1,973,101

(1)
Reflects the total dollar amount reported in the Summary Compensation Table for the applicable year for each PEO and the average dollar amount reported in the Summary Compensation Table for each non-PEO
named executive officer.

(2)
Reflects the total dollar amount reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year for each PEO and the average dollar amount reported in the Summary Compensation Table for each non-PEO
named executive officer.

(3)	Reflects the addition (or subtraction, as applicable) of the following:

(i)	The year end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year;

(ii)
The amount of changes as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year;

(iii)	For awards that vest in the applicable year, the change in the fair value as of the vesting date from the beginning of the applicable year; and

(iv)	For awards that were granted in the prior fiscal year that failed to meet the applicable vesting conditions during the applicable year, the change in fair value.

(4)
Reflects the total dollar amount for each PEO and the average dollar amount for each non-PEO
named executive officer. “Compensation actually paid” does not necessarily represent cash and/or equity value transferred to the applicable executive without restriction, but rather is a value calculated under applicable SEC rules.

“Compensation actually paid” compared to TSR, net income and Adjusted EBITDA
TSR, net income and Adjusted EBITDA are some indicators of the Company’s overall financial performance that may impact the value of named executive officers’ total compensation; however, other performance measures and factors are considered in setting named executive officers’ compensation. See the “Executive Compensation—Compensation Discussion and Analysis” section of this Proxy Statement for additional information. Below, please find graphical representations of the relationship between “compensation actually paid” and TSR, net income and Adjusted EBITDA.

Company TSR increased by 122% to $417.61 in fiscal year 2024, compared to our peer group that increased by 35% to $167.38.

Net Income increased by 469% to $257.6 million in fiscal year 2024.

Adjusted EBITDA increased by 40% to $162.8 million in fiscal year 2024.
2024 Performance Measures
The three performance measures listed below represent an unranked list of the “most important” performance measures the Company used to align compensation actually paid to the named executive officers for 2024 and company performance. While these performance measures are the most important measures the Company used to align compensation actually paid to the named executive officers for 2024 and company performance, additional performance and other measures were also used to align pay and performance. See the “Executive Compensation—Compensation Discussion and Analysis” section of this Proxy Statement for additional information.

●	Adjusted EBITDA

●	Net Working Capital

●	Net Sales
These performance measures generally reflect those used internally to measure our performance and externally to report to investors, and we believe that, taken together, they provide a measure of company growth, stockholder value and overall financial performance. We do not consider any one of the above performance measures to be the most important measure for our Company or executive compensation design.

OTHER COMPENSATION INFORMATION

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of October 31, 2024:

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- average Exercise Price of Outstanding Options, Warrants and Rights (1) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (2)(c)
Equity Compensation Plans Approved by Security Holders	728,273	—	2,916,028
Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total	728,273	—	2,916,028

(1)	Restricted stock units and restricted stock do not provide for an exercise price.

(2)	Includes shares that remain available for issuance under the Omnibus Plan (excluding the securities reflected in column (a)).

Pay Ratio

As of October 31, 2024, our employee population consisted of 5,557 individuals. We used the same median employee for the fiscal year ending October 31, 2024 as we did for the fiscal year ending October 31, 2023 from an adjusted employee population of 5,557. We calculated the median employee’s annual total compensation using the same methodology we used to determine the annual total compensation of our named executive officers in our Summary Compensation Table, which was the same methodology we used for fiscal year 2023.

For fiscal year 2024, our median employee’s annual total compensation was $64,457, and our Chief Executive Officer’s annual total compensation was $5,147,451. Our estimate of the ratio of our Chief Executive Officer’s annual total compensation to our median employee’s total compensation for fiscal year 2024 is 80:1. The pay ratio disclosed is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

DIRECTOR COMPENSATION

The following table sets forth a summary of the compensation we paid to each non-employee member of our Board in fiscal year 2024. Other than as set forth in the table and described more fully below, we did not pay any compensation to, make any equity awards or non-equity awards to, or pay any other compensation to any of the non-employee members of our Board in fiscal year 2024. Mr. Skonieczny is a member of our Board and currently serves as our Chief Executive Officer and therefore did not receive any additional compensation for his service as a director. The directors who were employed by American Industrial Partners voluntarily waived any compensation for their service.

Name	Fees earned or paid in cash ($)(1)	Stock awards ($)(2)	Total ($)
Cynthia Augustine(3)	13,333	47,700	61,033
Paul Bamatter(4)	—	—	—
Jean Marie “John” Canan	158,438 (6)	115,823	274,261
Dino Cusumano(4)	—	—	—
David Dauch(3)	—	9,381	9,381
Charles Dutil	90,313	115,823	206,136
Maureen O’Connell	110,938 (6)	115,823	226,761
Joel Rotroff(4)	—	—	—
Kathleen Steele (3)	62,605 (6)	87,891	150,496
Randall Swift(4)	—	—	—
Donn Viola (5)	47,500	115,823	163,323

(1)

The amounts reported in this column represent the aggregate dollar amount of all fees paid in cash to each non-employee director in fiscal year 2024 for their service as a director, including any annual retainer fees, committee and/or chair fees.

(2)

The amounts reported in this column represent the grant date fair value of RSUs granted to certain non-employee members of the Board calculated in accordance with the provisions of ASC Topic 718. The valuation assumptions used in determining such amounts are described in Notes 2 and 14 to our consolidated financial statements included in the Annual Report on Form 10-K for fiscal year 2024.

(3)

Cynthia Augustine joined the board of directors on May 30, 2024, David Dauch joined the board of directors on October 11, 2024, and Kathleen Steele joined the board of directors on January 10, 2024. Each of their compensation is prorated for the fiscal year.

(4)	On March 15, 2024, Paul Bamatter, Dino Cusumano, Joel Rotroff and Randall Swift resigned from the Board.

(5)	On February 29, 2024, Donn Viola retired from the Board.

(6)

The amounts reported reflect one-time retainers of $7,500 paid to Mr. Canan, Ms. O’Connell and Ms. Steele for their service as directors on a special committee, as discussed below. Ms. O’Connell received an additional $7,500 for her service as chair of the special committee.

Our independent directors receive an annual retainer fee of $80,000 for their board service. The chairperson of the audit committee of our Board receives an annual fee of $22,500 for such service, the chairperson of the nominating and corporate governance committee receives an annual fee of $15,000 for such service, and the chairperson of the compensation committee receives an annual fee of $20,000 for such service (which amount was raised from $15,000 in August 2024). Other independent directors who serve on a committee of the Board receive an additional annual fee of $7,500 for their service on each committee. In fiscal year 2024, we added an annual retainer fee of $80,000 for service as independent board chair. We also had an annual retainer fee of $25,000 for service as a lead director. We ceased having an independent lead director when Mr. Canan commenced service as board chair on March 15, 2024. These fees are payable in four equal installments upon the first month of each fiscal quarter. Our former directors who were employed by our Former Sponsors waived all fees for service on our Board. Additionally, in fiscal year 2024, our directors who served on a special committee charged with considering certain potential transactions involving the Former Sponsors, including in connection with underwritten secondary public offerings of our common stock, received a one-time cash retainer payment of $7,500. The chair of this special committee received an additional one-time cash retainer payment of $7,500. This special committee ended its term as of April 15, 2024.

Independent directors who were not employed by the Former Sponsors will also receive one or more grants of equity compensation from the Company in respect of their service on the Board. In fiscal year 2024, our independent directors who were not employed by our Former Sponsors received an annual grant of RSUs in the amount equal to $110,000, with the number of shares calculated based on the 30-day average share price of our common stock, which amount was prorated in the case of Ms. Augustine, Mr. Dauch and Ms. Steele.

As of October 31, 2024, our non-employee directors held the following outstanding RSUs (in the aggregate):

Name	RSUs
Cynthia Augustine	1,800
Jean Marie “John” Canan	7,084
David Dauch	333
Charles Dutil	7,084
Maureen O’Connell	7,084
Kathleen Steele	5,107

Cap on Director Compensation

The Omnibus Plan places a cap on annual compensation of non-employee directors at $1,000,000 per director. This cap takes into account all cash and non-cash compensation (including the dollar value of all equity awards) paid in a single calendar year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of our common stock as of December 30, 2024, by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of common stock;

•	each of our directors, nominees and named executive officers; and

•	all directors and named executive officers as a group.

A person is a “beneficial owner” of a security if that person has or shares voting or investment power over the security or if that person has the right to acquire sole or shared voting or investment power over the security within 60 days. Unless otherwise noted, these persons, to our knowledge, have sole voting and investment power over the shares listed. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days, as well as the shares subject to RSUs that are outstanding and that have not vested yet, as of December 30, 2024. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

The percentage of shares beneficially owned is computed on the basis of 51,989,727 shares of our common stock outstanding as of December 30, 2024. Unless otherwise indicated below, the address for each beneficial owner listed is c/o REV Group, Inc., 245 S. Executive Drive, Suite 100, Brookfield, Wisconsin 53005.

	Shares of Common Stock Beneficially Owned
Name of beneficial owner	Common Stock	Number of Securities Beneficially Owned	Percentage
5% Stockholder
FMR LLC(1)	6,173,446	6,173,446	11.9%
The Vanguard Group, Inc.(2)	5,214,396	5,214,396	10.0%
Blackrock, Inc.(3)	3,996,650	3,996,650	7.7%
Segall Bryant & Hamill, LLC(4)	3,667,951	3,667,951	7.1%
Dimensional Fund Advisors LP(5)	2,902,829	2,902,829	5.6%
Directors and Executive Officers(6)
Mark Skonieczny	661,086	661,086	1.3%
Amy Campbell	31,737	31,737	*
Joseph LaDue	28,342	28,342	*
Stephen Zamansky	67,776	67,776	*
Cynthia Augustine	5,411	5,411	*
Jean Marie “John” Canan	63,285	63,285	*
David Dauch	3,944	3,944	*
Charles Dutil	45,239	45,239	*
Maureen O’Connell	13,434	13,434	*
Kathleen M. Steele	8,718	8,718	*
All executive officers and directors as a group (10 persons)	928,972	928,972	1.8%

*Represents beneficial ownership of less than one percent of our outstanding common stock.

(1)

According to a Schedule 13G/A filed with the SEC on November 12, 2024. FMR LLC reported beneficial ownership of an aggregate of 6,173,446 shares as of September 30, 2024. FMR LLC lists its address as 245 Summer Street, Boston, MA 02210 in such filing. The Schedule 13G/A may not reflect current holdings of our common stock.

(2)

According to a Schedule 13G/A filed with the SEC on December 6, 2024. The Vanguard Group, Inc. reported beneficial ownership of an aggregate of 5,214,396 shares as of November 29, 2024. The Vanguard Group, Inc. lists its address as 100 Vanguard Boulevard, Malvern, PA, 19355 in such filing. The Schedule 13G/A may not reflect current holdings of our common stock.

(3)

According to a Schedule 13G filed with the SEC on November 8, 2024. Blackrock, Inc. reported beneficial ownership of an aggregate of 3,996,650 shares as of September 30, 2024. Blackrock, Inc. lists its address as 50 Hudson Yards, New York, NY 10001 in such filing. The Schedule 13G may not reflect current holdings of our common stock.

(4)

According to a Schedule 13G filed with the SEC on November 13, 2024. Segall Bryant & Hamill, LLC reported beneficial ownership of an aggregate of 3,667,951 shares as of September 30, 2024. Segall Bryant & Hamill, LLC lists its address as 10 S. Wacker Drive, Suite 3100, Chicago, IL 60606 in such filing. The Schedule 13G may not reflect current holdings of our common stock.

(5)

According to a Schedule 13G filed with the SEC on October 31, 2024. Dimensional Fund Advisors LP reported beneficial ownership of 2,902,829 shares as of September 30, 2024. Dimensional Fund Advisors LP lists its address as 6300 Bee Cave Road, Building One, Austin, TX 78746 in such filing. The Schedule 13G may not reflect current holdings of our common stock.

(6)	The address of our directors & executive officers is c/o REV Group, Inc., 245 S. Executive Drive, Suite 100, Brookfield, WI, 53005.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of REV under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The primary purpose of the audit committee is to oversee our financial reporting processes on behalf of our Board. The audit committee’s functions are more fully described in its charter, which is available on our website at www.revgroup.com. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management REV’s audited financial statements as of and for fiscal year 2024.

The audit committee has discussed with RSM US LLP (“RSM”), the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, the audit committee has discussed with RSM their independence, and has received from RSM the written disclosures and the letter required by the applicable requirements of the PCAOB regarding RSM’s communications with the audit committee concerning independence. Finally, the audit committee discussed with RSM, with and without management present, the scope and results of RSM’s audit of REV’s audited financial statements as of and for fiscal year 2024.

Based on these reviews and discussions, the audit committee has recommended to our Board that such audited financial statements be included in our Annual Report on Form 10-K for fiscal year 2024 for filing with the SEC. The audit committee also has engaged RSM as our independent registered public accounting firm for the fiscal year ending October 31, 2025 and is seeking ratification of such selection by the stockholders.

Audit Committee

Maureen O’Connell, Chair

Jean Marie “John” Canan

Charles Dutil

ADDITIONAL INFORMATION

Electronic Availability of Proxy Materials for the Annual Meeting

Important Notice Regarding the Availability of Proxy Materials for Stockholder Meeting to be Held on February 27, 2025: This Proxy Statement and the Company’s Annual Report on Form 10-K for fiscal year 2024 are available electronically at www.edocumentview.com/REVG.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are REV stockholders may be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker or (2) direct your written request to: REV Group, Inc., Attn: Investor Relations, 245 S. Executive Drive, Suite 100, Brookfield, Wisconsin 53005. Stockholders who currently receive multiple copies of this Proxy Statement at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written request to the address above or oral request at (786) 279-7021, a separate copy of the Form 10-K, Proxy Statement, Proxy Card or Notice of Internet Availability of Proxy Materials to a stockholder at a shared address to which a single copy of the documents was delivered.

Other Matters

As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the Annual Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in the discretion of the proxy holder.

We have filed our Annual Report on Form 10-K for fiscal year 2024 with the SEC. It is available free of charge at the SEC’s website at www.sec.gov. Upon written request by a REV stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to Stephen Zamansky, Secretary of the Board, at 245 S. Executive Drive, Suite 100, Brookfield, Wisconsin 53005.

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EXHIBIT A

AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO

ELIMINATE SUPERMAJORITY VOTING PROVISIONS

1.	Amend Article 11 as follows:

ARTICLE 11

AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation reserves the right from time to time to amend this ~~certificate of incorporation~~Amended and Restated Certificate of Incorporation in any manner permitted by Delaware Law, and all rights and powers conferred upon stockholders, directors and officers herein are granted subject to this reservation. Notwithstanding the foregoing, ~~from and after the Effective Date, the provisions set forth in Articles 5, 6, 7, 8, 9 and 10 and this Article 11 may not~~no provision in this Amended and Restated Certificate of Incorporation shall be repealed or amended in any respect, and no other provision may be adopted, amended or repealed which would have the effect of modifying or permitting the circumvention of the provisions set forth ~~in any of Articles 5, 6, 7, 8, 9 and 10 and this Article 11~~herein, unless, in addition to any vote required by Delaware Law, such action is approved by the affirmative vote of the holders of not less than ~~66 2/3%~~a majority of the total voting power of all outstanding securities of the Corporation generally entitled to vote ~~in the election of directors~~thereon, voting together as a single class.

A-1

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EXHIBIT B

AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO LIMIT

LIABILITY OF OFFICERS AS PERMITTED BY DELAWARE LAW

1.	Amend Article 7, Section 1 as follows:

ARTICLE 7

LIMITATIONS ON LIABILITY AND INDEMNIFICATION

Section 1. ~~A~~To the fullest extent permitted by Delaware Law, as it now exists or may hereafter be amended, no director or officer of the Corporation shall ~~not~~ be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. Neither the amendment nor repeal of this Article 7, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation, nor, to the fullest extent permitted by Delaware Law, any modification of law, shall eliminate, reduce or otherwise adversely affect any right or protection of a current or former director or officer of the Corporation existing at the time of such amendment, repeal, adoption or modification. Solely for purposes of this paragraph, “officer” shall have the meaning provided in Section 102(b)(7) of Delaware Law.

B-1

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EXHIBIT C

AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ADD A

FEDERAL FORUM SELECTION PROVISION

1.	Amend Article 9 as follows:

ARTICLE 9

EXCLUSIVE JURISDICTION

Unless the Corporation consents in writing to the selection of an alternative forum, ~~the Chancery Court of the State of Delaware (the “Court of Chancery”) shall, to the fullest extent permitted by law, be the sole and exclusive forum for~~(I) (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of ~~the DGCL or of this certificate of incorporation or the bylaws~~Delaware Law or of this Amended and Restated Certificate of Incorporation or the Bylaws, or (d) any action asserting a claim against the Corporation or any director or officer of the Corporation governed by the internal affairs doctrine, shall, to the fullest extent permitted by law, be exclusively brought in the Chancery Court of the State of Delaware (the “Court of Chancery”) in each ~~such~~ case subject to ~~such~~the Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein; and (II) the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, including the applicable rules and regulations promulgated thereunder. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and, to the fullest extent permitted by law, to have consented to the provisions of this Article 9.

C-1

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EXHIBIT D

AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO

ELIMINATE INOPERATIVE PROVISIONS AND IMPLEMENT CERTAIN OTHER MISCELLANEOUS

AMENDMENTS

1.	Amend Article 1 as follows:

The name of the corporation is REV Group, Inc. (the “Corporation”).

2.	Amend Article 4, Section 2 as follows:

The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors (the “Board of Directors”) is hereby empowered to authorize by resolution or resolutions from time to time the issuance of one or more series of Preferred Stock and, by filing a certificate pursuant to Delaware Law (a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each such series of Preferred Stock ~~and the number of shares constituting each such series~~, and to increase or decrease the number of shares of any such series to the extent permitted by Delaware Law. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(a)	the designation of the series, which may be by distinguishing number, letter or title;

(b)

the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

(c)	the amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative;

(d)	dates on which dividends, if any, shall be payable in respect of shares of the series;

(e)	the redemption rights and price or prices, if any, for shares of the series;

(f)	the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

(g)

whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

(h)	the rights of the holders of the shares of such series upon the dissolution of, or upon the subsequent distribution of assets of, the Corporation;

(i)	restrictions on the issuance of shares of the same series or of any other class or series;

(j)	the voting powers, full or limited, or no voting powers, of the holders of shares of the series; and

(k)

the manner in which any facts ascertainable outside of this ~~Restated Certificate~~ amended and restated certificate of incorporation (as amended from time to time, the “Amended and Restated Certificate of Incorporation”) or the resolution or resolutions providing for the issuance of such series shall operate upon the voting powers, designations, preferences, rights, and qualifications, limitations, or restrictions of such series.

3.	Amend Article 4, Section 3 as follows:

The shares of Common Stock shall be subject to the express terms of the shares of Preferred Stock and any series thereof. Except as may otherwise be provided in this ~~certificate of incorporation~~Amended and Restated Certificate of Incorporation or in a Preferred Stock Designation, the holders of shares of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders.

4.	Amend Article 4, Section 4 as follows:

Except as may otherwise be provided by law, in this ~~certificate of incorporation~~Amended and Restated Certificate of Incorporation or in a Preferred Stock Designation, the holders of shares of Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of shares of Preferred Stock and any series thereof shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote.

5.	Amend Article 5, Section 2 as follows:

Subject to the terms of any series of Preferred Stock entitled to separately elect directors, the number of directors which shall constitute the Board of Directors shall ~~consist of not less than five nor more than 11 directors, with the exact number of directors to be determined~~be fixed by one or more resolutions adopted from time to time solely by ~~resolution adopted by~~ the affirmative vote of a majority of the entire Board of Directors.

6.	Amend Article 5, Section 3(a) as follows:

(a)

Except as otherwise provided in the terms of any series of Preferred Stock entitled to separately elect directors, the directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Each director shall serve for a term ending on the date of the third annual meeting of stockholders next following the annual meeting at which such director was elected~~; provided that directors initially designated as Class I directors shall serve for a term ending on the date of the first annual meeting following the Initial Public Offering Date, directors initially designated as Class II directors shall serve for a term ending on the second annual meeting following the Initial Public Offering Date, and directors initially designated as Class III directors shall serve for a term ending on the date of the third annual meeting following the Initial Public Offering Date~~. In the event of any change in the number of directors, the Board of Directors shall apportion any newly created directorships among, or reduce the number of directorships in, such class or classes as shall equalize, as nearly as possible, the number of directors in each class. In no event will a decrease in the number of directors shorten the term of any incumbent director.

7.	Amend Article 5, Section 4 as follows:

Vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or otherwise and newly created directorships resulting from any increase in the number of directors shall, except as otherwise required by law, be filled solely by a majority of the directors then in office (although less than a quorum) or by the sole remaining director, and each director so elected shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected, or until his or her earlier death, resignation, disqualification or removal.

8.	Amend Article 5, Section 5 as follows:

~~(a)~~

~~Until the Effective Date, any director or the entire Board of Directors may be removed from office, with or without cause, by the affirmative vote of the holders of not less than a majority of the shares then entitled to vote generally in the election of directors, voting together as a single class.~~

~~(b)~~

~~From and after the Effective Date, no~~ (a) No director may be removed from office by the stockholders except for cause ~~with~~ by the affirmative vote of the holders of not less than a majority of the ~~shares~~ total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

~~(c)~~

(b) Notwithstanding anything to the ~~foregoing~~contrary herein, whenever the holders of one or more series of Preferred Stock shall have the right, voting separately as a series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the ~~resolution or resolutions adopted by the Board of Directors pursuant to Article 4 applicable thereto~~Preferred Stock Designation(s), and such directors so elected shall not be subject to the provisions of this Article 5 unless otherwise provided therein.

9.	Amend Article 6 as follows:

~~Section 1. (a) Until the Effective Date, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken (i) by a vote of stockholders at a meeting of stockholders duly noticed and called in accordance with Delaware Law or (ii) without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.~~

Section 1. ~~(b) From and after the Effective Date, any~~Any action required or permitted to be taken at any annual or special meeting of stockholders may only be taken upon a vote of stockholders at an annual or special meeting of stockholders duly noticed and called in accordance with the ~~Corporation’s bylaws and~~ bylaws of the Corporation (as in effect from time to time, the “Bylaws”), Delaware Law and this Article 6 and may not be taken by written consent of stockholders without a meeting.

Section 2. ~~Special~~ Subject to the rights of the holders of any series of Preferred Stock with respect to actions by the holders of shares of such series, special meetings of stockholders may be called only by the affirmative vote of a majority of the entire Board of Directors~~; provided that, until the Effective Date, special meetings of stockholders shall be called by the Secretary of the Corporation at the request of the holders of a majority of the then outstanding shares of Common Stock~~.

10.	Amend Article 7, Section 2(a) as follows:

(a)

Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is otherwise involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or ~~principal~~ officer (as defined in the ~~Corporation’s bylaws~~Bylaws) of the Corporation shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law; provided that the Corporation shall not be obligated to indemnify (or advance~~)~~ expenses) to such a director or ~~principal~~ officer with respect to a proceeding (or part thereof) initiated by such director or ~~principal~~ officer (other than a proceeding to enforce the rights granted under this Article 7) unless the Board of Directors approved the initiation of such proceeding (or part thereof). The right to indemnification conferred in this Article 7 shall also include the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware Law. The right to indemnification conferred in this Article 7 shall be a contract right.

11.	Amend Article 7, Section 5 as follows:

Neither the amendment nor repeal of this Article 7, nor the adoption of any provision of this ~~certificate of incorporation or the bylaws of the Corporation~~Amended and Restated Certificate of Incorporation or the Bylaws, nor, to the fullest extent permitted by Delaware Law, any modification of law, shall adversely affect any right or protection of any person granted pursuant hereto existing at, or arising out of or related to any event, act or omission that occurred prior to, the time of such amendment, repeal, adoption or modification (regardless of when any proceeding (or part thereof) relating to such event, act or omission arises or is first threatened, commenced or completed).

12.	Eliminate Article 8 in its entirety:

~~ARTICLE 8~~

~~CORPORATE OPPORTUNITIES~~

~~To the fullest extent permitted by applicable law, the Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to any of the Sponsors or any of their respective officers, directors, agents, shareholders, members, partners, subsidiaries (other than the Corporation and its subsidiaries) and affiliates (including, without limitation, American Industrial Partners Capital Fund VI, LP, American Industrial Partners Capital Fund V, LP and their respective officers, directors, agents, shareholders, members, partners, subsidiaries and affiliates) (each, a “Specified Party”), even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so and each such Specified Party shall have no duty to communicate or offer such business opportunity to the Corporation and, to the fullest extent permitted by applicable law, shall not be liable to the Corporation or any of its subsidiaries for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such Specified Party pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries. Notwithstanding the foregoing, a Specified Party who is a director or officer of the Corporation and who is offered a business opportunity in his or her capacity as a director or officer of the Corporation (a “Directed Opportunity”) shall be obligated to communicate such Directed Opportunity to the Corporation; provided, however, that all of the protections of this Article 8 shall otherwise apply to the Specified Parties with respect to such Directed Opportunity, including, without limitation, the ability of the Specified Parties to pursue or acquire such Directed Opportunity or to direct such Directed Opportunity to another person.~~

~~Neither the amendment nor repeal of this Article 8, nor the adoption of any provision of this certificate of incorporation or the bylaws of the Corporation, nor, to the fullest extent permitted by Delaware Law, any modification of law, shall adversely affect any right or protection of any person granted pursuant hereto existing at, or arising out of or related to any event, act or omission that occurred prior to, the time of such amendment, repeal, adoption or modification (regardless of when any proceeding (or part thereof) relating to such event, act or omission arises or is first threatened, commenced or completed).~~

~~If any provision or provisions of this Article 8 shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article 8 (including, without limitation, each portion of any paragraph of this Article 8 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Article 8 (including, without limitation, each such portion of any paragraph of this Article 8 containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.~~

~~This Article 8 shall not limit any protections or defenses available to, or indemnification rights of, any director or officer of the Corporation under this certificate of incorporation or applicable law.~~

~~Any person or entity purchasing or otherwise acquiring any interest in any securities of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article 8.~~

13.	Amend Article 10 as follows:

ARTICLE ~~10~~9

MISCELLANEOUS

The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation and for the further definition of the powers of the Corporation and of its directors and stockholders:

(a)	The directors shall have the concurrent power with the stockholders to adopt, amend or repeal the ~~bylaws of the Corporation~~Bylaws.

(b)	Elections of directors need not be by written ballot unless the ~~bylaws of the Corporation~~Bylaws so provide.

(c)

The ~~Corporation elects not to be governed by Section 203 of the Delaware Law, and the restrictions contained in Section 203 shall not apply to the Corporation, until the Effective Date. From and after the Effective Date, the~~ Corporation shall be governed by Section 203 of Delaware Law so long as Section 203 by its terms would apply to the Corporation.

~~For so long as that certain Amended and Restated Shareholders Agreement, dated as of February 1, 2017, by and among the Corporation, the Sponsors and certain other existing shareholders of the Corporation, as amended from time to time (the “Shareholders Agreement”), is in effect, the provisions of the Shareholders Agreement shall be incorporated by reference into the relevant provisions hereof, and such provisions shall be interpreted and applied in a manner consistent with the terms of the Shareholders Agreement.~~

~~As used herein, the following terms shall have the following meanings:~~

~~“Effective Date” shall mean the first date on which the Sponsors and their affiliates no longer beneficially own more than 50% of the outstanding shares of Common Stock of the Corporation.~~

~~“Initial Public Offering Date” means February 1, 2017.~~

~~“Sponsors” means (i) American Industrial Partners Capital Fund IV, LP., (ii) American Industrial Partners Capital Fund IV (Parallel) LP and (iii) AIP/CHC Holdings, LLC.~~

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.
Votes submitted electronically must be received by February 26, 2025 at 10:59 P.M. Central Time
Online Go to www.investorvote.com/REVG or scan the QR code — login details are located in the shaded bar below.
Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/REVG

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2, 3, 4, 5, 6 and 7

1. Election of Class II Directors
	For	Against	Abstain		For	Against	Abstain

01 - Maureen O’Connell				02 - Mark Skonieczny

	For	Against	Abstain		For	Against	Abstain

2. Ratification of RSM US LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2025.				3. Advisory vote on the compensation of our named executive officers.

	For	Against	Abstain		For	Against	Abstain

4. Approval of an amendment to our Amended and Restated Certificate of Incorporation to eliminate supermajority voting provisions.				5. Approval of an amendment to our Amended and Restated Certificate of Incorporation to limit liability of officers as permitted by Delaware law.

	For	Against	Abstain		For	Against	Abstain

6. Approval of an amendment to our Amended and Restated Certificate of Incorporation to add a federal forum selection provision.				7. Approval of an amendment to our Amended and Restated Certificate of Incorporation to eliminate inoperative provisions and implement certain other miscellaneous amendments.

A	Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below

Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign personally. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

2025 Annual Stockholder Meeting Admission Ticket

2025 Annual Meeting of REV Group, Inc. Stockholders

February 27, 2025, 10:00am ET

The Westin Detroit Metropolitan Airport

2501 Worldgateway Place

Detroit, MI 48242

Upon arrival, please present this admission ticket and photo identification at the registration desk.

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — REV Group, Inc.

Notice of REV Group, Inc. Annual Stockholder Meeting

The Westin Detroit Metropolitan Airport

2501 Worldgateway Place

Detroit, MI 48242

Proxy Solicited by Board of Directors for Annual Meeting – February 27, 2025

Stephen Zamansky and Jean Marie Canan (the “Proxies”), or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the REV Group, Inc. Annual Stockholder Meeting to be held on February 27, 2025 or at any postponement or adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR all director nominees in Proposal 1 and FOR Proposals 2, 3, 4, 5, 6 and 7 in accordance with the Board of Directors’ recommendations.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

C	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.	Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.	☐